Exhibit 4.1

COMPASS MINERALS INTERNATIONAL, INC.

and

Computershare Trust Company, N.A.

as Rights Agent

Amended and Restated Rights Agreement

Amended and Restated as of December 17, 2012

AMENDED AND RESTATED RIGHTS AGREEMENT

Amended and Restated Rights Agreement, dated as of December 17,  2012, between Compass Minerals International, Inc., a Delaware corporation (the “Company”), and Computershare Trust Company, N.A. as successor rights agent to UMB Bank, N.A. (the "Second Rights Agent"), the successor rights agent to American Stock Transfer & Trust Company, a New York corporation (the "Initial Rights Agent"), as Rights Agent (the “Rights Agent”).

RECITALS

WHEREAS, on December 11, 2003, the Board of Directors of the Company adopted this Agreement, and has authorized and declared a dividend of one preferred share purchase right (a “Right”) for each Common Share (as defined in Section 1.6) of the Company outstanding at the close of business December 11, 2003 (the “Record Date”) and authorized and directed the issuance of one Right (subject to adjustment as provided herein) with respect to each Common Share that became or shall become outstanding between the Record Date and the earliest of the Distribution Date and the Expiration Date (as such terms are defined in Sections 3.1 and 7.1), each Right initially representing the right to purchase one one-thousandth (subject to adjustment) of a share of Series A Junior Participating Preferred Stock (the “Preferred Shares”) of the Company having the rights, powers and preferences set forth in the form of Certificate of Designation attached hereto as Exhibit A, upon the terms and subject to the conditions hereinafter set forth provided, however, that Rights may be issued with respect to Common Shares that shall become outstanding after the Distribution Date and prior to the Expiration Date in accordance with Section 22;

WHEREAS, the Company and the Initial Rights Agent amended the Rights Agreement by executing Amendment to Rights Agreement on June 15, 2004;

WHEREAS, on January 8, 2007, the Second Rights Agent became the successor rights agent to Rights Agreement, as amended, and the Company and the Second Rights Agent executed Amendment Number Two to Rights Agreement; and

WHEREAS, the Rights Agent subsequently became the successor rights agent to the Rights Agreement, as amended, and on February 21, 2011 the Company and the Rights Agent executed Amendment Number Three to Rights Agreement; and

WHEREAS, the Company and the Rights Agent wish to amend and restate the Rights Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

1.1. “Acquiring Person” shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, and together with any other Person (or any Affiliate or Associate of such other Person) with whom such first Person (or any Affiliate or Associate of such first Person) is Acting in Concert, shall be the Beneficial Owner (as such term is hereinafter defined) of 15% or more of the

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Common Shares of the Company then outstanding but shall not include an Exempt Person (as such term is hereinafter defined). Notwithstanding the foregoing, no Person shall become an “Acquiring Person” as the result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 15% or more of the Common Shares of the Company then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 15% or more of the Common Shares of the Company then outstanding solely by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of one or more additional Common Shares of the Company (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Shares in Common Shares or pursuant to a split or subdivision of the outstanding Common Shares), then such Person shall be deemed to be an “Acquiring Person” unless upon becoming the Beneficial Owner of such additional shares of Common Stock such Person does not beneficially own 15% or more of the shares of Common Stock then outstanding. Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this Section 1.1, has become such inadvertently (including, without limitation, because (A) such Person was unaware that it beneficially owned a percentage of Common Stock that would otherwise cause such Person to be an “Acquiring Person” or (B) such Person was aware of the extent of its Beneficial Ownership of Common Stock but had no actual knowledge of the consequences of such Beneficial Ownership under this Agreement), and without any intention of changing or influencing control of the Company, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an Acquiring Person, as defined pursuant to the foregoing provisions of this Section 1.1, then such Person shall not be deemed to be or have become an “Acquiring Person” at any time for any purposes of this Agreement. For all purposes of this Agreement, any calculation of the number of Common Shares outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Common Shares of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as in effect on the date of this Agreement.

1.2. A Person shall be deemed to be "Acting in Concert" with another Person if such Person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert or in parallel with such other Person, or towards a common goal with such other Person, relating to (i) acquiring, holding, voting or disposing of voting securities of the Company, or (ii) changing or influencing the control of the Company or in connection with or as a participant in any transaction having that purpose or effect, where (x) each Person is conscious of the other Person's conduct and this awareness is an element in their decision-making processes and (y) at least one additional factor supports a determination by the Board that such Persons intended to act in concert or in parallel, which such additional factors may include, without limitation, exchanging information, attending meetings, conducting discussions, or making or soliciting invitations to act in concert or in parallel.  A Person who is Acting in Concert with another Person shall also be deemed to be Acting in Concert with any third person who is also Acting in Concert with such other Person.  Notwithstanding the foregoing, no Person shall be deemed to be Acting in Concert with another Person solely as a result of (i) making or receiving a solicitation of, or granting or receiving, revocable proxies or consents given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by means of a proxy or solicitation statement filed on Schedule 14A, or (ii) soliciting or being solicited for,

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or tendering or receiving tenders of securities in a public tender or exchange offer made pursuant to, and in accordance with, Section 14(d) of the Exchange Act by means of a tender offer statement filed on Schedule TO.

1.3  “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations, under the Exchange Act, as in effect on the date of this Agreement.

1.4.  A Person shall be deemed the “Beneficial Owner” of, and to have "beneficial ownership" of, and shall be deemed to “beneficially own” any securities (i) as to which such Person or any of such Person's Affiliates or Associates or any other Person (or any Affiliate or Associate of such other Person) with whom such first Person (or any Affiliate or Associate of such first Person) is Acting in Concert, is or may be deemed to be the beneficial owner, directly or indirectly, pursuant to Rules 13d-3 or13d-5 of the General Rules and Regulations under the Exchange Act, as such Rules are in effect on the date of this Agreement; (ii) as to which such Person or any of such Person's Affiliates or Associates or any other Person (or any Affiliate or Associate of such other Person) with whom such first Person (or any Affiliate or Associate of such first Person) is Acting in Concert has the right to become the Beneficial Owner (whether such right is exercisable immediately or only upon the passage of time or the occurrence of conditions), directly or indirectly, pursuant to any agreement, arrangement or understanding, whether or not in writing (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; (iii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate of such other Person) with which such first Person or any of such first Person's Affiliates or Associates or any other Person (or any Affiliate or Associate of such other Person) with whom such first Person (or any Affiliates or Associates of such first Person) is Acting in Concert has any agreement, arrangement or understanding, whether or not in writing, for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in clause (B) to the proviso of this sentence) or disposing of any voting securities of the Company; and (iv) that such Person or any of such Person's Affiliates or Associates or any other Person (or any Affiliate or Associate of such other Person) with whom such Person (or any of such Person's Affiliates or Associates) is Acting in Concert are determined to Constructively Own; provided, however, that a Person shall not be deemed to be the "Beneficial Owner" of, or to have beneficial ownership of, or to beneficially own, any security (A) solely because such security has been tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates or any other Person (or any Affiliate or Associate of such other Person) with whom such first Person (or any Affiliate or Associate of such first Person) is Acting in Concert until such tendered security is accepted for payment or exchange, or (B) solely because such Person or any of such Person's Affiliates or Associates or any other Person (or any Affiliate or Associate of such other Person) with whom such first Person (or any Affiliate or Associate of such first Person) is Acting in Concert has or shares the power to vote or direct the voting of such security pursuant to a revocable proxy or consent given in response to a public proxy or consent solicitation made to more than ten holders of shares of a class of stock of the Company registered under Section 12 of the Exchange Act and pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, except if such power (or the arrangements relating thereto (whether or not in writing) is then reportable under Item 6 of Schedule 13D under the Exchange Act (or any similar provision of a comparable or successor statement).  Notwithstanding the foregoing, no officer or director of the Company shall be deemed to Beneficially Own any securities of any other Person solely by virtue of any actions that such officer or director takes in

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such capacity.  For purposes of this Agreement, in determining the percentage of the outstanding Common Shares with respect to which a Person is the Beneficial Owner, all shares as to which such Person is deemed the Beneficial Owner shall be deemed to be outstanding.

1.5. "Book Entry" shall mean an uncertificated book entry for the Common Stock.

1.6 “Business Day” shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York or the State of Missouri are authorized or obligated by law or executive order to close.

1.7. “close of business” on any given date shall mean 5:00 p.m., New York time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 p.m., New York time, on the next succeeding Business Day.

1.8. “Common Shares” when used with reference to the Company shall mean the shares of common stock, par value $.01 per share, of the Company. “Common Shares” when used with reference to any Person other than the Company shall mean the capital stock with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management, of such other Person or, if such Person is a Subsidiary (as such term is hereinafter defined) of another Person, the Person or Persons which ultimately control such first-mentioned Person, and which has issued and outstanding such capital stock, equity securities or equity interest.

1.9. A Person shall be deemed to "Constructively Own" Common Shares in respect of which such Person has a Synthetic Long Position, calculated in the manner set forth below. The number of Common Shares in respect of a Synthetic Long Position that shall be deemed to be constructively owned is the notional or other number of Common Shares in respect of such Synthetic Long Position that is specified in a filing with the Securities and Exchange Commission by such Person or any of such Person's Affiliates or Associates or any other Person (or any Affiliate or Associate of such Person) with whom such first Person (or any Affiliate or Associate of such first Person) is Acting in Concert or in the documentation evidencing such Synthetic Long Position as the basis upon which the value or settlement amount of such right or derivative, or the opportunity of the holder of such right or derivative to profit or share in any profit, is to be calculated in whole or in part, and in any case (or if no such number of Common Shares is specified in any filing or documentation) as determined by the Board of Directors in good faith to be the number of Common Shares to which such Synthetic Long Position relates. For the avoidance of doubt, a Person shall be deemed to Constructively Own Common Shares upon settlement of a Synthetic Long Position for Common Shares or upon entry into, or acquisition of, any Synthetic Long Position that was not held or maintained by such Person or any of such Person's Affiliates or Associates, or any other Person (or any Affiliate or Associate of such other Person) with whom such first Person (or any Affiliate or Associate of such first Person) is Acting in Concert as of immediately prior to the first public announcement of this Agreement.

1.10 “Exempt Person” shall mean the Company and any Subsidiary of the Company, in each case including, without limitation, in its fiduciary capacity, or any employee benefit plan of the Company or of any Subsidiary of the Company or any entity or trustee holding shares of capital stock of the Company for or pursuant to the terms of any such plan, or for the purpose of funding other employee benefits for employees of the Company or any Subsidiary of the Company.

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1.11. “Person” shall mean any individual, partnership, joint venture, limited liability company, firm, corporation, unincorporated association, trust or other entity, and shall include any successor (by merger or otherwise) of such entity.

1.12. “Shares Acquisition Date” shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, the filing of a report pursuant to Section 13(d) of the Exchange Act or pursuant to a comparable successor statute) by the Company or an Acquiring Person that an Acquiring Person has become such or that discloses information which reveals the existence of an Acquiring Person or such earlier date as a majority of the Board of Directors shall become aware of the existence of an Acquiring Person.

1.13. “Subsidiary” of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interests is owned, of record or beneficially, directly or indirectly, by such Person.

1.14. "Synthetic Long Position" shall mean any option, warrant, convertible security, stock appreciation right, swap agreement, or other security, contract right or derivative position, whether or not presently exercisable, that has an exercise or conversion privilege or a settlement payment or mechanism at a price related to the value of Common Shares or a value determined in whole or in part with respect to, or derived in whole or in part from, the value of Common Shares and that increases in value as the value of Common Shares increases or that provides to the holder an opportunity, directly or indirectly, to profit or share in any profit derived from any increase in the value of Common Shares, in any case without regard to whether (i) such derivative conveys any voting rights in such securities to such Person or any of such Person's Affiliates or Associates or any other Person (or any Affiliate or Associate of such other Person) with whom such Person (or any Affiliate or Associate of such Person) is Acting in Concert, (ii) such derivative is required to be, or capable of being, settled through delivery of such securities, or (iii) such Person or any of such Person's Affiliates or Associates or any other Person (or any Affiliate or Associate of such Person) is Acting in Concert may have entered into other transactions that hedge the economic effects of such derivative.  A Synthetic Long Position shall not include any interests, rights, options or other securities set forth in Rule 16a1(c)(1)-(5) or (7) of the General Rules and Regulations under the Exchange Act.

1.15  A “Trigger Event” shall be deemed to have occurred upon any Person becoming an Acquiring Person.

1.16. The following terms shall have the meanings defined for such terms in the Sections set forth below:

Term	Section
Adjustment Shares	11.1.2
common stock equivalent	11.1.3
Company	Recitals
current per share market price	11.4
Current Value	11.1.3
Distribution Date	3.1
equivalent preferred stock	11.2

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Exchange Act	1.1
Exchange Consideration	27
Expiration Date	7.1
Final Expiration Date	7.1
NYSE	9
Preferred Shares	Recitals
Principal Party	13.2
Purchase Price	4
Record Date	Recitals
Redemption Date	7.1
Redemption Price	23.1
Right	Recitals
Right Certificate	3.1
Rights Agent	Recitals
Security	11.4
Spread	11.1.3
Substitution Period	11.1.3
Summary of Rights	3.2
Trading Day	11.4

Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable, upon ten (10) days’ prior written notice to the Rights Agent.  The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-Rights Agent.  In the event the Company appoints one or more co-Rights Agents, the respective duties of the Rights Agent and any co-Rights Agent shall be as the Company shall determine.

Section 3. Issuance of Right Certificates.

3.1. Rights. Evidenced by Share Certificates. Until the earlier of (i) the close of business on the tenth day after the Shares Acquisition Date (or, if the tenth Business Day after the Shares Acquisition Date occurs before the Record Date, the close of business on the Record Date), or (ii) the close of business on the tenth Business Day after the date of the earlier of the commencement of, or the first public announcement of the intent of any Person (other than an Exempt Person) to commence, a tender or exchange offer the consummation of which would result in any Person (other than an Exempt Person) becoming the Beneficial Owner of Common Shares aggregating 15% or more of the then outstanding Common Shares of the Company (the earlier of (i) and (ii) being herein referred to as the “Distribution Date”), (x) the Rights (unless earlier expired, redeemed or terminated) will be evidenced (subject to the provisions of Section 3.2) by the certificates or Book Entries for the Common Shares registered in the names of the holders thereof (which certificates for Common Shares shall also be deemed to be Right Certificates) and not by separate certificates or Book Entries, and the record holders of the Common Stock represented by such certificates or Book Entries shall be the record holders of Rights represented thereby, and (y) the Rights (and the right to receive certificates therefor) will be transferable only in connection with the transfer of the underlying Common Shares (including a transfer to the Company). The preceding sentence notwithstanding, prior to the occurrence of a Distribution Date specified as a result of an event described in clause (ii) (or such later Distribution Date as the Board of Directors of the Company may select pursuant to this sentence), the Board of Directors may postpone, one or

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more times, the Distribution Date which would occur as a result of an event described in clause (ii) beyond the date set forth in such clause (ii). Nothing herein shall permit such a postponement of a Distribution Date after a Person becomes an Acquiring Person. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign and the Company (or, if requested, the Rights Agent) will send, by first-class, postage-prepaid mail, to each record holder of Common Shares as of the close of business on the Distribution Date (other than any Acquiring Person or any Associate or Affiliate of an Acquiring Person or any other Person (or any Affiliate or Associate of such other Person) with whom such Person (or any of such Person's Affiliates or Associates) is Acting in Concert ), at the address of such holder shown on the records of the Company, one or more certificates for Rights, in substantially the form of Exhibit B hereto (a “Right Certificate”), evidencing one Right (subject to adjustment as provided herein) for each Common Share so held. As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

3.2. Summary of Rights. On the Record Date or as soon as practicable thereafter, the Company will make available a Summary of Rights to Purchase Preferred Shares, in substantially the form attached hereto as Exhibit C (the “Summary of Rights”), to any record holder of Rights who may so request from time to time prior to the Expiration Date. With respect to certificates or Book Entries for the Common Stock outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates or Book Entries for the Common Stock and the record holders of the Common Stock shall also be the record holders of the associated rights.  Until the earlier of the Distribution Date or the Expiration Date, transfer on the Company's direct registration system of any Common Stock represented by a Book Entry or the surrender for transfer of any certificate for Common Stock shall constitute the surrender for transfer of the Rights associated with the Common Stock evidenced thereby, whether or not accompanied by a copy of the Summary of Rights.

3.3. New Certificates After Record Date. Rights shall be issued in respect of all shares of Common Stock which are issued (whether originally issued or from the Company's treasury) after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date, and, in certain circumstances provided in Section 22 of this Agreement, after the Distribution Date.  Rights issued prior to the Distribution Date will be evidenced by certificates or Book Entries for the Common Stock.  Certificates for Common Shares and confirmations evidencing Book Entries which become outstanding (whether upon issuance out of authorized but unissued Common Shares, disposition out of treasury or transfer or exchange of outstanding Common Shares) after the Record Date but prior to the earliest of the Distribution Date or the Expiration Date, shall have impressed, printed, stamped, written or otherwise affixed onto them a legend in substantially similar form as the following legend:

This certificate also evidences and entitles the holder hereof to certain rights as set forth in an Agreement between Compass Minerals International, Inc. (the “Company”) and Computershare Trust Company, N.A., as Rights Agent, as the same may be amended from time to time (the “Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Agreement without charge after receipt of a written request therefor. As described in the Agreement, Rights

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which are owned by, transferred to or have been owned by Acquiring Persons or Associates or Affiliates or any other Person (or any Affiliate or Associate of such other Person) with whom such Acquiring Person (or any of such Person's Affiliates or Associates) is Acting in Concert thereof (as defined in the Agreement) shall become null and void and will no longer be transferable.

With respect to such certificates or Book Entries, as applicable, containing the foregoing legend, until the Distribution Date (or the earlier Expiration Date), the Rights associated with the Common Shares shall be represented by such certificates or Book Entries alone and registered holders of Common Stock shall also be the registered holders of the associated Rights, and the transfer of shares of Common Stock shall also constitute the transfer of the Rights associated with such shares of Common Stock. In the event that the Company purchases or acquires any Common Shares after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares which are no longer outstanding.  Notwithstanding this Section 3.3, the omission of a legend shall not affect the enforceability of any part of this Agreement or the rights of any holder of the Rights.

Section 4. Form of Right Certificates. The Right Certificates (and the forms of election to purchase shares, certification and assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or trading system on which the Rights may from time to time be listed or quoted, or to conform to usage. Subject to the terms and conditions hereof, the Right Certificates, whenever issued, shall be dated as of the Record Date, and shall show the date of countersignature by the Rights Agent, and on their face shall entitle the holders thereof to purchase such number of one one-thousandths of a Preferred Share as shall be set forth therein at the price per one one-thousandth of a Preferred Share set forth therein (the “Purchase Price”), but the number of such one one-thousandths of a Preferred Share and the Purchase Price shall be subject to adjustment as provided herein.

Section 5. Countersignature and Registration. The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board of Directors, the President or any Vice President, either manually or by facsimile signature, and shall have affixed thereto the Company’s seal or a facsimile thereof which shall be attested by the Secretary or any Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be countersigned, either manually or by facsimile signature, by an authorized signatory of the Rights Agent, but it shall not be necessary for the same signatory to countersign all of the Right Certificates hereunder. No Right Certificate shall be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent, and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Agreement any such person was not such an officer.

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Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates, the certificate number of each of the Right Certificates and the date of each of the Right Certificates.

Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates. Subject to the provisions of Section 11.1.2 and Section 14, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the Expiration Date, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that have become void pursuant to Section 11.1.2 or that have been exchanged pursuant to Section 27) may be transferred, split up or combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of one one-thousandths of a Preferred Share as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up or combine or exchange any Right Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender, together with any required form of assignment and certificate duly completed, the Right Certificate or Right Certificates to be transferred, split up or combined or exchanged at the office of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate or Right Certificates until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Right Certificate or Right Certificates and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof or any other Person (or any Affiliate or Associate of such other Person) with whom such Person (or any of such Person's Affiliates or Associates) is Acting in Concert as the Company shall reasonably request. Thereupon the Rights Agent shall countersign and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment from the holders of Right Certificates of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up or combination or exchange of such Right Certificates.

Subject to the provisions of Section 11.1.2 , at any time after the Distribution Date and prior to the Expiration Date, upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company’s request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights.

7.1. Exercise of Rights. Subject to Section 11.1.2 and except as otherwise provided herein, the registered holder of any Right Certificate may exercise the Rights evidenced thereby in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase and certification on the reverse side thereof  duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price for the total number of one one-thousandths of a Preferred Share (or other securities, cash or other assets) as to which the Rights are exercised, at or prior to the time (the “Expiration Date”) that is the earliest of (i) the close of business on December 13,  2013 (the

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“Final Expiration Date”), (ii) the time at which the Rights are redeemed as provided in Section 23 (the “Redemption Date”), (iii) the closing of any merger or other acquisition transaction involving the Company pursuant to an agreement of the type described in Section 13.3 at which time the Rights are deemed terminated, or (iv) the time at which the Rights are exchanged as provided in Section 27.

7.2. Purchase. The Purchase Price for each one one-thousandth of a Preferred Share pursuant to the exercise of a Right shall be $300, shall be subject to adjustment from time to time as provided in Sections 11, 13 and 26 and shall be payable in lawful money of the United States of America in accordance with Section 7.3.

7.3. Payment Procedures. Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase and certification duly executed, accompanied by payment of the aggregate Purchase Price for the total number of one one-thousandths of a Preferred Share to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9, in cash or by certified or cashier’s check or money order payable to the order of the Company, the Rights Agent shall thereupon promptly (i)(A) requisition from any transfer agent of the Preferred Shares (or make available, if the Rights Agent is the transfer agent) certificates for the number of Preferred Shares to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company shall have elected to deposit the total number of Preferred Shares issuable upon exercise of the Rights hereunder with a depository agent, requisition from the depositary agent depositary receipts representing interests in such number of one one-thousandths of a Preferred Share as are to be purchased (in which case certificates for the Preferred Shares represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company hereby directs the depositary agent to comply with all such requests, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of the issuance of fractional shares in accordance with Section 14 or otherwise in accordance with Section 11.1.3, (iii) promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt, promptly deliver such cash to or upon the order of the registered holder of such Right Certificate. In the event that the Company is obligated to issue other securities of the Company, pay cash and/or distribute other property pursuant to Section 11.1.3, the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate.

7.4. Partial Exercise. In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14.

7.5. Full Information Concerning Ownership. Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of Rights upon the occurrence of any purported exercise as set forth in this Section 7 unless the certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise shall have been duly completed and signed by the registered holder thereof and the Company shall have been provided with such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner)

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or Affiliates or Associates thereof or any other Person (or any Affiliate or Associate of such other Person) with whom such Person (or any of such Person's Affiliates or Associates) is Acting in Concert as the Company shall reasonably request.

Section 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Right Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

Section 9. Reservation and Availability of Capital Stock. The Company covenants and agrees that from and after the Distribution Date it will cause to be reserved and kept available out of its authorized and unissued Preferred Shares (and, following the occurrence of a Trigger Event, out of its authorized and unissued Common Shares or other securities or out of its shares held in its treasury) the number of Preferred Shares (and, following the occurrence of a Trigger Event, Common Shares and/or other securities) that will be sufficient to permit the exercise in full of all outstanding Rights.

So long as the Preferred Shares (and, following the occurrence of a Trigger Event, Common Shares and/or other securities) issuable upon the exercise of Rights may be listed on any national securities exchange or traded in the over-the-counter market and quoted on the New York Stock Exchange, Inc. (the “NYSE”), the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed or admitted to trading on such exchange or quoted on the NYSE upon official notice of issuance upon such exercise.

The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Shares (and, following the occurrence of a Trigger Event, Common Shares and/or other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

From and after such time as the Rights become exercisable, the Company shall use its best efforts, if then necessary to permit the issuance of Preferred Shares upon the exercise of Rights, to register and qualify such Preferred Shares under the Securities Act and any applicable state securities or “Blue Sky” laws (to the extent exemptions therefrom are not available), cause such registration statement and qualifications to become effective as soon as possible after such filing and keep such registration and qualifications effective until the earlier of the date as of which the Rights are no longer exercisable for such securities and the Expiration Date. The Company may temporarily suspend, for a period of time not to exceed ninety (90) days, the exercisability of the Rights in order to prepare and file a registration statement under the Securities Act and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained and until a registration statement under the Securities Act (if required) shall have been declared effective.

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The Company further covenants and agrees that it will pay when due and payable any and all Federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Preferred Shares (or Common Shares and/or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a person other than, or the issuance or delivery of certificates for the Preferred Shares (or Common Shares and/or other securities, as the case may be) in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or deliver any certificates for Preferred Shares (or Common Shares and/or other securities, as the case may be) in a name other than that of the registered holder upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company’s satisfaction that no such tax is due.

Section 10. Preferred Shares Record Date. Each person in whose name any certificate for Preferred Shares (or Common Shares and/or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares (or Common Shares and/or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Shares (or Common Shares and/or other securities, as the case may be) transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares (fractional or otherwise) on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Shares (or Common Shares and/or other securities, as the case may be) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of Preferred Shares for which the Rights shall be exercisable, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

Section 11. Adjustment of Purchase Price, Number of Shares or Number of Rights. The Purchase Price, the number of Preferred Shares or other securities or property purchasable upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

11.1. Post-Execution Events.

11.1.1. Corporate Dividends, Reclassifications, Etc. In the event the Company shall at any time after the date of this Agreement (A) declare and pay a dividend on the Preferred Shares payable in Preferred Shares, (B) subdivide the outstanding Preferred Shares, (C) combine the outstanding Preferred Shares into a smaller number of Preferred Shares or (D) issue any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11.1, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Shares transfer

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books of the Company were open, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. If an event occurs which would require an adjustment under both Section 11.1.1 and Section 11.1.2, the adjustment provided for in this Section 11.1.1 shall be in addition to, and shall be made prior to, the adjustment required pursuant to, Section 11.1.2.

11.1.2. Acquiring Person Events; Triggering Events. Subject to Sections 23.1 and 27, in the event that a Trigger Event occurs, then, from and after the first occurrence of such event, each holder of a Right, except as provided below, shall thereafter have a right to receive, upon exercise thereof at a price per Right equal to the then current Purchase Price multiplied by the number of one one-thousandths of a Preferred Share for which a Right is then exercisable (without giving effect to this Section 11.1.2), in accordance with the terms of this Agreement and in lieu of Preferred Shares, such number of Common Shares as shall equal the result obtained by (x) multiplying the then current Purchase Price by the then number of one one-thousandths of a Preferred Share for which a Right is then exercisable (without giving effect to this Section 11.1.2) and (y) dividing that product by 50% of the current per share market price of the Common Shares (determined pursuant to Section 11.4) on the first of the date of the occurrence of, or the date of the first public announcement of, a Trigger Event (the “Adjustment Shares”); provided that the Purchase Price and the number of Adjustment Shares shall thereafter be subject to further adjustment as appropriate in accordance with Section 11.6. Notwithstanding the foregoing, upon the occurrence of a Trigger Event, any Rights that are or were acquired or beneficially owned by (1) any Acquiring Person or any Associate or Affiliate thereof  or any other Person (or any Affiliate or Associate of such other Person) with whom such Acquiring Person (or any of such Person's Affiliates or Associates) is Acting in Concert, (2) a transferee of any Acquiring Person (or of any such Associate or Affiliate), or any other Person (or any Affiliate or Associate of such other Person) with whom such Acquiring Person (or any of such Acquiring Person's Affiliates or Associates) is Acting in Concert, who becomes a transferee after the Acquiring Person becomes such, or (3) a transferee of any Acquiring Person (or of any such Associate or Affiliate), or any other Person (or any Affiliate or Associate of such other Person) with whom such Acquiring Person (or any of such Acquiring Person's Affiliates or Associates) is Acting in Concert who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect avoidance of this Section 11.1.2, and subsequent transferees, shall become void without any further action, and any holder (whether or not such holder is an Acquiring Person or an Associate or Affiliate of an Acquiring Person or any other Person (or any Affiliate or Associate of such other Person) with whom such Acquiring Person (or any of such Acquiring Person's Affiliates or Associates) is Acting in Concert) of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement or otherwise. From and after the Trigger Event, no Right Certificate shall be issued pursuant to Section 3 or Section 6 that represents Rights that are or have become void pursuant to the provisions of this paragraph, and any Right Certificate delivered to the

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Rights Agent that represents Rights that are or have become void pursuant to the provisions of this paragraph shall be canceled.

The Company shall use all reasonable efforts to ensure that the provisions of this Section 11.1.2 are complied with, but shall have no liability to any holder of Right Certificates or other Person as a result of its failure to make any determinations with respect to any Acquiring Person or its Affiliates, Associates, or any other Person (or any Affiliate or Associate of such other Person) with whom such Acquiring Person (or any of such Acquiring Person's Affiliates or Associates) is Acting in Concert, or their transferees hereunder.

From and after the occurrence of an event specified in Section 13.1, any Rights that theretofore have not been exercised pursuant to this Section 11.1.2 shall thereafter be exercisable only in accordance with Section 13 and not pursuant to this Section 11.1.2.

11.1.3. Insufficient Shares. The Company may at its option substitute for a Common Share issuable upon the exercise of Rights in accordance with the foregoing Section 11.1.2 a number of Preferred Shares or fraction thereof such that the current per share market price of one Preferred Share multiplied by such number or fraction is equal to the current per share market price of one Common Share. In the event that upon the occurrence of a Trigger Event there shall not be sufficient Common Shares authorized but unissued, or held by the Company as treasury shares, to permit the exercise in full of the Rights in accordance with the foregoing Section 11.1.2, the Company shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exercise of the Rights, provided, however, that if the Company determines that it is unable to cause the authorization of a sufficient number of additional Common Shares, then, in the event the Rights become exercisable, the Company, with respect to each Right and to the extent necessary and permitted by applicable law and any agreements or instruments in effect on the date hereof to which it is a party, shall: (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (the “Current Value”), over (2) the Purchase Price (such excess, the “Spread”) and (B) with respect to each Right (other than Rights which have become void pursuant to Section 11.1.2), make adequate provision to substitute for the Adjustment Shares, upon payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) Preferred Shares or other equity securities of the Company (including, without limitation, shares, or fractions of shares, of preferred stock which, by virtue of having dividend and liquidation rights substantially comparable to those of the Common Shares, the Board of Directors of the Company has deemed in good faith to have substantially the same value as Common Shares) (each such share of preferred stock or fractions of shares of preferred stock constituting a “common stock equivalent”), (4) debt securities of the Company, (5) other assets or (6) any combination of the foregoing having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board of Directors of the Company based upon the advice of a nationally recognized investment banking firm selected in good faith by the Board of Directors of the Company; provided, however, that if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the occurrence of a Trigger Event, then the Company shall be obligated to deliver, to the extent necessary and permitted by applicable law and any agreements or instruments in effect on the date hereof to which it is a party, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, Common Shares (to the extent available) and then, if necessary, such number or fractions of Preferred Shares (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If

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the Board of Directors of the Company shall determine in good faith that it is unlikely that sufficient additional Common Shares could be authorized for issuance upon exercise in full of the Rights, the thirty (30) day period set forth above may be extended and re-extended to the extent necessary, but not more than ninety (90) days following the occurrence of a Trigger Event, in order that the Company may seek stockholder approval for the authorization of such additional shares (such period as may be extended, the “Substitution Period”). To the extent that the Company determines that some action need be taken pursuant to the second and/or third sentences of this Section 11.1.3, the Company (x) shall provide that such action shall apply uniformly to all outstanding Rights, and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11.1.3, the value of a Common Share shall be the current per share market price (as determined pursuant to Section 11.4) on the date of the occurrence of a Trigger Event and the value of any “common stock equivalent” shall be deemed to have the same value as the Common Shares on such date. The Board of Directors of the Company may, but shall not be required to, establish procedures to allocate the right to receive Common Shares upon the exercise of the Rights among holders of Rights pursuant to this Section 11.1.3.

11.2. Dilutive Rights Offering. In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Shares entitling them (for a period expiring within forty-five (45) calendar days after such record date) to subscribe for or purchase Preferred Shares (or securities having the same rights, privileges and preferences as the Preferred Shares (“equivalent preferred stock”)) or securities convertible into Preferred Shares or equivalent preferred stock at a price per Preferred Share or per share of equivalent preferred stock (or having a conversion or exercise price per share, if a security convertible into or exercisable for Preferred Shares or equivalent preferred stock) less than the current per share market price of the Preferred Shares (as determined pursuant to Section 11.4) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred Shares and shares of equivalent preferred stock outstanding on such record date plus the number of Preferred Shares and shares of equivalent preferred stock which the aggregate offering price of the total number of Preferred Shares and/or shares of equivalent preferred stock to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current per share market price and the denominator of which shall be the number of Preferred Shares and shares of equivalent preferred stock outstanding on such record date plus the number of additional Preferred Shares and/or shares of equivalent preferred stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Preferred Shares and shares of equivalent preferred stock owned by or held for the account of the Company or any Subsidiary of the Company shall not be deemed outstanding for the purpose of any such computation. Such

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adjustments shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

11.3. Distributions. In case the Company shall fix a record date for the making of a distribution to all holders of the Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness, cash, securities or assets (other than a regular periodic cash dividend at a rate not in excess of 125% of the rate of the last regular periodic cash dividend theretofore paid or, in case regular periodic cash dividends have not theretofore been paid, at a rate not in excess of 50% of the average net income per share of the Company for the four quarters ended immediately prior to the payment of such dividend, or a dividend payable in Preferred Shares (which dividend, for purposes of this Agreement, shall be subject to the provisions of Section 11.1.1(A))) or convertible securities, or subscription rights or warrants (excluding those referred to in Section 11.2), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current per share market price of the Preferred Shares (as determined pursuant to Section 11.4) on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the cash, assets, securities or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Preferred Share and the denominator of which shall be such current per share market price of the Preferred Shares (as determined pursuant to Section 11.4); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

11.4. Current Per Share Market Value.

11.4.1. General. For the purpose of any computation hereunder, the “current per share market price” of any security (a “Security” for the purpose of this Section 11.4.1) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the thirty (30) consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the current per share market price of the Security is determined during any period following the announcement by the issuer of such Security of (i) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares or (ii) any subdivision, combination or reclassification of such Security, and prior to the expiration of thirty (30) Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the “current per share market price” shall be appropriately adjusted to reflect the current market price per share equivalent of such Security. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if the Security is not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed

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or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by Nasdaq or such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Security, the fair value of the Security on such date as determined in good faith by the Board of Directors of the Company shall be used. The term “Trading Day” shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day. If the Security is not publicly held or not so listed or traded, or if on any such date the Security is not so quoted and no such market maker is making a market in the Security, “current per share market price” shall mean the fair value per share as determined in good faith by the Board of Directors of the Company or, if at the time of such determination there is an Acquiring Person, by a nationally recognized investment banking firm selected by the Board of Directors, which shall have the duty to make such determination in a reasonable and objective manner, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

11.4.2. Preferred Shares. Notwithstanding Section 11.4.1, for the purpose of any computation hereunder, the “current per share market price” of the Preferred Shares shall be determined in the same manner as set forth above in Section 11.4.1 (other than the last sentence thereof). If the current per share market price of the Preferred Shares cannot be determined in the manner described in Section 11.4.1, the “current per share market price” of the Preferred Shares shall be conclusively deemed to be an amount equal to 1,000 (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to the Common Shares occurring after the date of this Agreement) multiplied by the current per share market price of the Common Shares (as determined pursuant to Section 11.4.1). If neither the Common Shares nor the Preferred Shares are publicly held or so listed or traded, or if on any such date neither the Common Shares nor the Preferred Shares are so quoted and no such market maker is making a market in either the Common Shares or the Preferred Shares, “current per share market price” of the Preferred Shares shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, or, if at the time of such determination there is an Acquiring Person, by a nationally recognized investment banking firm selected by the Board of Directors of the Company, which shall have the duty to make such determination in a reasonable and objective manner, which determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. For purposes of this Agreement, the “current per share market price” of one one-thousandth of a Preferred Share shall be equal to the “current per share market price” of one Preferred Share divided by 1,000.

11.5. Insignificant Changes. No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price. Any adjustments which by reason of this Section 11.5 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one-hundred thousandth of a Preferred Share or the nearest one-thousandth of a Common Share or other share or security, as the case may be.

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11.6. Shares Other Than Preferred Shares. If as a result of an adjustment made pursuant to Section 11.1, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in Sections 11.1, 11.2, 11.3, 11.5, 11.8, 11.9 and 11.13, and the provisions of Sections 7, 9, 10, 13 and 14 with respect to the Preferred Shares shall apply on like terms to any such other shares.

11.7. Rights Issued Prior to Adjustment. All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-thousandths of a Preferred Share purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

11.8. Effect of Adjustments. Unless the Company shall have exercised its election as provided in Section 11.9, upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11.2 and 11.3, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-thousandths of a Preferred Share (calculated to the nearest one-[thousand] thousandth of a Preferred Share) obtained by (i) multiplying (x) the number of one one-thousandths of a Preferred Share covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

11.9. Adjustment in Number of Rights. The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of one one-thousandths of a Preferred Share issuable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-thousandths of a Preferred Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11.9, the Company may, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the

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adjusted Purchase Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

11.10. Right Certificates Unchanged. Irrespective of any adjustment or change in the Purchase Price or the number of one one-thousandths of a Preferred Share issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price per share and the number of one one-thousandths of a Preferred Share which were expressed in the initial Right Certificates issued hereunder.

11.11. Par Value Limitations. Before taking any action that would cause an adjustment reducing the Purchase Price below one one-thousandth of the then par value, if any, of the Preferred Shares or other shares of capital stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Preferred Shares or other such shares at such adjusted Purchase Price.

11.12. Deferred Issuance. In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date of that number of Preferred Shares and shares of other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Preferred Shares and shares of other  capital stock or other securities, assets or cash of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.

11.13. Reduction in Purchase Price. Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Preferred Shares, issuance wholly for cash of any of the Preferred Shares at less than the current market price, issuance wholly for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable for Preferred Shares, dividends on Preferred Shares payable in Preferred Shares or issuance of rights, options or warrants referred to hereinabove in this Section 11, hereafter made by the Company to holders of its Preferred Shares shall not be taxable to such stockholders.

11.14. Company Not to Diminish Benefits of Rights. The Company covenants and agrees that after the earlier of the Shares Acquisition Date or Distribution Date it will not, except as permitted by Section 23, Section 26 or Section 27, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

11.15. Adjustment of Rights Associated with Common Shares. Notwithstanding anything contained in this Agreement to the contrary, in the event that the Company shall at any time after the date hereof and prior to the Distribution Date (i) declare or pay any dividend on the outstanding Common Shares payable in Common Shares, (ii) effect a subdivision or consolidation of the outstanding Common Shares (by reclassification or otherwise than by the payment of dividends payable in Common Shares), or (iii) combine the outstanding Common Shares into a greater or

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lesser number of Common Shares, then in any such case, the number of Rights associated with each Common Share then outstanding, or issued or delivered thereafter but prior to the Distribution Date or in accordance with Section 22 shall be proportionately adjusted so that the number of Rights thereafter associated with each Common Share following any such event shall equal the result obtained by multiplying the number of Rights associated with each Common Share immediately prior to such event by a fraction, the numerator of which shall be the total number of Common Shares outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of Common Shares outstanding immediately following the occurrence of such event. The adjustments provided for in this Section 11.15 shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Sections 11 or 13, the Company shall (a) promptly prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Common Shares or the Preferred Shares a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such certificate.

Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

13.1. Certain Transactions. In the event that, from and after the first occurrence of a Trigger Event, directly or indirectly, (A) the Company shall consolidate with, or merge with and into, any other Person and the Company shall not be the continuing or surviving corporation, (B) any Person shall consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Common Shares shall be changed into or exchanged for stock or other securities of the Company or any other Person or cash or any other property, or (C) the Company shall sell, exchange, mortgage or otherwise transfer (or one or more of its Subsidiaries shall sell, exchange, mortgage or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company or one or more wholly-owned Subsidiaries of the Company in one or more transactions each of which complies with Section 11.14), then, and in each such case, proper provision shall be made so that (i) each holder of a Right (other than Rights which have become void pursuant to Section 11.1.2) shall thereafter have the right to receive, upon the exercise thereof at a price per Right equal to the then current Purchase Price multiplied by the number of one one-thousandths of a Preferred Share for which a Right was exercisable immediately prior to the first occurrence of a Trigger Event (as subsequently adjusted pursuant to Sections 11.1.1, 11.2, 11.3, 11.8, 11.9 and 11.12), in accordance with the terms of this Agreement and in lieu of Preferred Shares or Common Shares, such number of validly authorized and issued, fully paid, non-assessable and freely tradable Common Shares of the Principal Party (as such term is hereinafter defined) not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (x) multiplying the then current Purchase Price by the number of one one-thousandths of a Preferred Share for which a Right was exercisable immediately prior to the first occurrence of a Trigger Event (as subsequently adjusted pursuant to Sections 11.1.1, 11.2, 11.3, 11.8, 11.9 and 11.12) and (y) dividing that product by 50% of the then current per share market price of the Common Shares of such Principal Party (determined pursuant to Section 11.4) on the date of consummation of such consolidation, merger,

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sale or transfer; provided that the price per Right so payable and the number of Common Shares of such Principal Party so receivable upon exercise of a Right shall thereafter be subject to further adjustment as appropriate in accordance with Section 11.6 to reflect any events covered thereby occurring in respect of the Common Shares of such Principal Party after the occurrence of such consolidation, merger, sale or transfer; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term “Company” shall thereafter be deemed to refer to such Principal Party; and (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares in accordance with Section 9) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its Common Shares thereafter deliverable upon the exercise of the Rights; provided that, upon the subsequent occurrence of any consolidation, merger, sale or transfer of assets or other extraordinary transaction in respect of such Principal Party, each holder of a Right shall thereupon be entitled to receive, upon exercise of a Right and payment of the Purchase Price as provided in this Section 13.1, such cash, shares, rights, warrants and other property which such holder would have been entitled to receive had such holder, at the time of such transaction, owned the Common Shares of the Principal Party receivable upon the exercise of a Right pursuant to this Section 13.1, and such Principal Party shall take such steps (including, but not limited to, reservation of shares of stock) as may be necessary to permit the subsequent exercise of the Rights in accordance with the terms hereof for such cash, shares, rights, warrants and other property. The Company shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement confirming that the requirements of this Section 13.1 and Section 13.2 shall promptly be performed in accordance with their terms and that such consolidation, merger, sale or transfer of assets shall not result in a default by the Principal Party under this Agreement as the same shall have been assumed by the Principal Party pursuant to this Section 13.1 and Section 13.2 and providing that, as soon as practicable after executing such agreement pursuant to this Section 13, the Principal Party, at its own expense, shall:

(1) prepare and file a registration statement under the Securities Act, if necessary, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date and similarly comply with applicable state securities laws;

(2) use its best efforts, if the Common Shares of the Principal Party shall be listed or admitted to trading on the NYSE or on another national securities exchange, to list or admit to trading (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on the NYSE or such securities exchange, or, if the Common Shares of the Principal Party shall not be listed or admitted to trading on the NYSE or a national securities exchange, to cause the Rights and the securities receivable upon exercise of the Rights to be authorized for quotation on Nasdaq or on such other system then in use;

(3) deliver to holders of the Rights historical financial statements for the Principal Party which comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act; and

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(4) obtain waivers of any rights of first refusal or preemptive rights in respect of the Common Shares of the Principal Party subject to purchase upon exercise of outstanding Rights.

In case the Principal Party has provision in any of its authorized securities or in its certificate of incorporation or by-laws or other instrument governing its corporate affairs, which provision would have the effect of (i) causing such Principal Party to issue (other than to holders of Rights pursuant to this Section 13), in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, Common Shares or common stock equivalents of such Principal Party at less than the then current market price per share thereof (determined pursuant to Section 11.4) or securities exercisable for, or convertible into, Common Shares or common stock equivalents of such Principal Party at less than such then current market price (other than to holders of Rights pursuant to this Section 13), or (ii) providing for any special payment, taxes or similar provision in connection with the issuance of the Common Shares of such Principal Party pursuant to the provision of Section 13, then, in such event, the Company hereby agrees with each holder of Rights that it shall not consummate any such transaction unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been canceled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.

The Company covenants and agrees that it shall not, at any time after the Trigger Event, enter into any transaction of the type described in clauses (A) through (C) of this Section 13.1 if (i) at the time of or immediately after such consolidation, merger, sale, transfer or other transaction there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights, (ii) prior to, simultaneously with or immediately after such consolidation, merger, sale, transfer or other transaction, the stockholders of the Person who constitutes, or would constitute, the Principal Party for purposes of Section 13.2 shall have received a distribution of Rights previously owned by such Person or any of its Affiliates or Associates or any other Person (or any Affiliate or Associate of such other Person) with whom such Person (or any of such Person's Affiliates or Associates) is Acting in Concert or (iii) the form or nature of organization of the Principal Party would preclude or limit the exercisability of the Rights. The provisions of this Section 13 shall similarly apply to successive transactions of the type described in clauses (A) through (C) of this Section 13.1.

13.2. Principal Party. “Principal Party” shall mean:

(i) in the case of any transaction described in (A) or (B) of the first sentence of Section 13.1: (i) the Person that is the issuer of the securities into which the Common Shares are converted in such merger or consolidation, or, if there is more than one such issuer, the issuer the Common Shares of which have the greatest aggregate market value of shares outstanding, or (ii) if no securities are so issued, (x) the Person that is the other party to the merger, if such Person survives said merger, or, if there is more than one such Person, the Person the Common Shares of which have the greatest aggregate market value of shares outstanding or (y) if the Person that is the other party to the merger does not survive the merger, the Person that does survive the merger (including the Company if it survives) or (z) the Person resulting from the consolidation; and

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(ii) in the case of any transaction described in (C) of the first sentence in Section 13.1, the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power so transferred or if the Person receiving the greatest portion of the assets or earning power cannot be determined, whichever of such Persons is the issuer of Common Shares having the greatest aggregate market value of shares outstanding; provided, however, that in any such case described in the foregoing clause (i) or (ii) of this Section 13.2, if the Common Shares of such Person are not at such time or have not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, then (1) if such Person is a direct or indirect Subsidiary of another Person the Common Shares of which are and have been so registered, the term “Principal Party” shall refer to such other Person, or (2) if such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Shares of all of which are and have been so registered, the term “Principal Party” shall refer to whichever of such Persons is the issuer of Common Shares having the greatest aggregate market value of shares outstanding, or (3) if such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in clauses (1) and (2) above shall apply to each of the owners having an interest in the venture as if the Person owned by the joint venture was a Subsidiary of both or all of such joint venturers, and the Principal Party in each such case shall bear the obligations set forth in this Section 13 in the same ratio as its interest in such Person bears to the total of such interests.

13.3. Approved Acquisitions. Notwithstanding anything contained herein to the contrary, upon the consummation of any merger or other acquisition transaction of the type described in clause (A), (B) or (C) of Section 13.1 involving the Company pursuant to a merger or other acquisition agreement between the Company and any Person (or one or more of such Person’s Affiliates or Associates) which agreement has been approved by the Board of Directors of the Company prior to any Person becoming an Acquiring Person, this Agreement and the rights of holders of Rights hereunder shall be terminated in accordance with Section 7.1.

Section 14. Fractional Rights and Fractional Shares.

14.1. Cash in Lieu of Fractional Rights. The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights (except prior to the Distribution Date in accordance with Section 11.15). In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14.1, the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if the Rights are not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by Nasdaq or such other system then in use or, if on any such date the

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Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights, the current market value of the Rights on such date shall be the fair value of the Rights as determined in good faith by the Board of Directors of the Company, or, if at the time of such determination there is an Acquiring Person, by a nationally recognized investment banking firm selected by the Board of Directors of the Company, which shall have the duty to make such determination in a reasonable and objective manner, which determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

14.2. Cash in Lieu of Fractional Preferred Shares. The Company shall not be required to issue fractions of Preferred Shares (other than fractions which are integral multiples of one one-thousandth of a Preferred Share) upon exercise or exchange of the Rights or to distribute certificates which evidence fractional Preferred Shares (other than fractions which are integral multiples of one one-thousandth of a Preferred Share). Interests in fractions of Preferred Shares in integral multiples of one one-thousandth of a Preferred Share may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it; provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Shares represented by such depositary receipts. In lieu of fractional Preferred Shares that are not integral multiples of one one-thousandth of a Preferred Share, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised or exchanged as herein provided an amount in cash equal to the same fraction of the current per share market price of one Preferred Share (as determined in accordance with Section 14.1) for the Trading Day immediately prior to the date of such exercise or exchange.

14.3. Cash in Lieu of Fractional Common Shares. The Company shall not be required to issue fractions of Common Shares or to distribute certificates which evidence fractional Common Shares upon the exercise or exchange of Rights. In lieu of such fractional Common Shares, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional Common Shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Common Share (as determined in accordance with Section 14.1) for the Trading Day immediately prior to the date of such exercise or exchange.

14.4. Waiver of Right to Receive Fractional Rights or Shares. The holder of a Right by the acceptance of the Rights expressly waives his right to receive any fractional Rights or any fractional shares upon exercise or exchange of a Right, except as permitted by this Section 14.

Section 15. Rights of Action. All rights of action in respect of this Agreement, except the rights of action given to the Rights Agent under Section 18, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Shares), may, in his own behalf and for his own benefit, enforce this Agreement, and may institute and maintain any suit, action or proceeding against the Company to enforce this Agreement, or otherwise enforce or act in respect of his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations under, and injunctive relief against actual

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or threatened violations of, the obligations of any Person (including, without limitation, the Company) subject to this Agreement.

Section 16. Agreement of Right Holders. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares;

(b) as of and after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer with all required certifications completed; and

(c) the Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

Section 17. Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Shares or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 24), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

Section 18. Concerning the Rights Agent. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder in accordance with a fee schedule to be mutually agreed upon and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder.  The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly.  Notwithstanding anything in this Agreement to the contrary,  in no event will the Rights Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 19. Merger or Consolidation or Change of Name of Rights Agent. Any corporation or limited liability company into which the Rights Agent or any successor Rights Agent may be merged or

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with which it may be consolidated, or any corporation or limited liability company resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation or limited liability company succeeding to the corporate trust or stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation or limited liability company would be eligible for appointment as a successor Rights Agent under the provisions of Section 21. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

Section 20. Duties of Rights Agent. The Rights Agent undertakes to perform the duties and obligations imposed by this Agreement (and no implied duties or obligations) upon the following terms and conditions, all of which the Company and the holders of Rights Certificates, by their acceptance thereof, will be bound:

20.1. Legal Counsel. The Rights Agent may consult with legal counsel selected by it (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

20.2. Certificates as to Facts or Matters. Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board of Directors, the President, the Chief Financial Officer, any Vice President, the Treasurer, the Secretary or any Assistant Treasurer or Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

20.3. Standard of Care. The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct.

20.4. Reliance on Agreement and Right Certificates. The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except as to its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

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20.5. No Responsibility as to Certain Matters. The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 11.1.2) or any adjustment required under the provisions of Sections 3, 11, 13, 23 or 27 or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice of any such change or adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares or other securities to be issued pursuant to this Agreement or any Right Certificate or as to whether any Preferred Shares will, when so issued, be validly authorized and issued, fully paid and nonassessable.

20.6. Further Assurance by Company. The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

20.7. Authorized Company Officers. The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board of Directors, the President, the Chief Financial Officer, any Vice President, the Treasurer, the Secretary or any Assistant Treasurer or Assistant Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties under this Agreement, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for these instructions. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent with respect to its duties or obligations under this Agreement and the date on and/or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable to the Company for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified therein (which date shall not be less than three (3) business days after the date any such officer actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking of any such action (or the effective date in the case of omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

20.8. Freedom to Trade in Company Securities. The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

20.9. Reliance on Attorneys and Agents. The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, omission, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting

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from any such act, omission, default, neglect or misconduct, provided that reasonable care was exercised in the selection and continued employment thereof.

20.10. Incomplete Certificate. If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate contained in the form of assignment or the form of election to purchase set forth on the reverse thereof, as the case may be, has not been completed to certify the holder is not an Acquiring Person (or an Affiliate or Associate thereof), the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

20.11. Rights Holders List. At any time and from time to time after the Distribution Date, upon the request of the Company, the Rights Agent shall promptly deliver to the Company a list, as of the most recent practicable date (or as of such earlier date as may be specified by the Company), of the holders of record of Rights.

Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days’ notice in writing mailed to the Company  and in the event that the Rights Agent or one of its Affiliates is not also the transfer agent for the Company, to each transfer agent of the Common Shares and/or Preferred Shares, as applicable, by registered or certified mail.  In the event the transfer agency relationship in effect between the Company and the Rights Agent terminates, the Rights Agent will be deemed to have resigned automatically and be discharged from its duties under this Agreement as of the effective date of such termination, and the Company shall be responsible for sending any required notice.  Following the Distribution Date, the Company shall promptly notify the holders of the Right Certificates by first-class mail of any such resignation. Following notice of such removal, resignation or incapacity, the Company shall appoint a successor to such Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a (a) Person organized and doing business under the laws of the United States or of any state of the United States so long as such Person is authorized to do business as a banking institution in such state, in good standing, which is authorized under such laws to exercise stock transfer or corporate trust powers and is subject to supervision or examination by Federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (b) an Affiliate of a Person described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares and/or Preferred Shares, as applicable, and, following the Distribution Date, mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

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Section 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of Common Shares following the Distribution Date and prior to the Expiration Date, the Company shall, with respect to Common Shares so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, granted or awarded, or upon exercise, conversion or exchange of securities hereinafter issued by the Company, in each case existing prior to the Distribution Date, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Right Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Right Certificate would be issued and (ii) no such Right Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

Section 23. Redemption.

23.1. Right to Redeem. The Board of Directors of the Company may, at its option, at any time prior to a Trigger Event, redeem all but not less than all of the then outstanding Rights at a redemption price of $.01 per Right, appropriately adjusted to reflect any stock split, stock dividend, recapitalization or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the “Redemption Price”), and the Company may, at its option, pay the Redemption Price in Common Shares (based on the “current per share market price,” determined pursuant to Section 11.4, of the Common Shares at the time of redemption), cash or any other form of consideration deemed appropriate by the Board of Directors. The redemption of the Rights by the Board of Directors may be made effective at such time, on such basis and subject to such conditions as the Board of Directors in its sole discretion may establish.

23.2. Redemption Procedures. Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights (or at such later time as the Board of Directors may establish for the effectiveness of such redemption), and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. The Company shall promptly give public notice of such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. The Company shall promptly give, or cause the Rights Agent to give, notice of such redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption shall state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 27, and other than in connection with the purchase, acquisition or redemption of Common Shares prior to the Distribution Date.

Section 24. Notice of Certain Events. In case the Company shall propose at any time after the earlier of the Shares Acquisition Date and the Distribution Date (a) to pay any dividend payable in stock of any class to the holders of Preferred Shares or to make any other distribution to the holders of Preferred

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Shares (other than a regular periodic cash dividend at a rate not in excess of 125% of the rate of the last regular periodic cash dividend theretofore paid or, in case regular periodic cash dividends have not theretofore been paid, at a rate not in excess of 50% of the average net income per share of the Company for the four quarters ended immediately prior to the payment of such dividends, or a stock dividend on, or a subdivision, combination or reclassification of the Common Shares), or (b) to offer to the holders of Preferred Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights or options, or (c) to effect any reclassification of its Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), or (d) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person (other than pursuant to a merger or other acquisition agreement of the type described in Section 1.3(ii)(A)(z)), or (e) to effect the liquidation, dissolution or winding up of the Company, or (f) to declare or pay any dividend on the Common Shares payable in Common Shares or to effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares), then, in each such case, the Company shall give to the Rights Agent and to each holder of a Right Certificate, in accordance with Section 25, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Preferred Shares and/or Common Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (a) or (b) above at least ten (10) days prior to the record date for determining holders of the Preferred Shares for purposes of such action, and in the case of any such other action, at least ten (10) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Preferred Shares and/or Common Shares, whichever shall be the earlier.

In case any event set forth in Section 11.1.2 or Section 13 shall occur, then, in any such case, (i) the Company shall as soon as practicable thereafter give to the Rights Agent and to each holder of a Right Certificate, in accordance with Section 25, a notice of the occurrence of such event, which notice shall describe the event and the consequences of the event to holders of Rights under Section 11.1.2 and Section 13, and (ii) all references in this Section 24 to Preferred Shares shall be deemed thereafter to refer to Common Shares and/or, if appropriate, other securities.

Notwithstanding anything in this Agreement to the contrary, prior to the Distribution Date a filing by the Company with the Securities and Exchange Commission shall constitute sufficient notice to the holders of securities of the Company, including the Rights, for purposes of this Agreement and no other notice need be given.

Section 25.  Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by courier delivery (overnight or two-day), or by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

Compass Minerals International, Inc.
9900 W. 109th Street, Suite 600
Overland Park, Kansas  66210
Attention:  Secretary

with copies to (such copies shall not constitute notice):

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Robert E. Marsh, Esq.
Corporate Counsel Group, LLP
4144 Pennsylvania Ave.
Kansas City, MO 64111

And:

Thomas J. Lynn, Esq.
Stinson Morrison Hecker LLP
1201 Walnut St., Suite 2900.
Kansas City, MO 64106

Subject to the provisions of Section 21 and Section 24, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by courier delivery (overnight or two-day), or by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

Computershare Trust Company, N.A.
250 Royall Street
Canton, MA  02021
Attention: Client Services

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate (or, prior to the Distribution Date, to the holder of any certificate representing Common Shares) shall be sufficiently given or made if sent by courier delivery (overnight or two-day), or by first-class mail, postage-prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

Section 26. Supplements and Amendments. For so long as the Rights are then redeemable, the Company may in its sole and absolute discretion, and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement in any respect without the approval of any holders of Rights or Common Shares. From and after the time that the Rights are no longer redeemable, the Company may, and the Rights Agent shall, if the Company so directs, from time to time supplement or amend this Agreement without the approval of any holders of Rights (i) to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein or (ii) to make any other changes or provisions in regard to matters or questions arising hereunder which the Company may deem necessary or desirable, including but not limited to extending the Final Expiration Date; provided, however, that no such supplement or amendment shall adversely affect the interests of the holders of Rights as such (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person), and no such supplement or amendment may cause the Rights again to become redeemable or cause this Agreement again to become amendable other than in accordance with this sentence; provided further, that the right of the Board of Directors to extend the Distribution Date shall not require any amendment or supplement hereunder; provided further, that such supplement or amendment does not adversely affect the rights, duties or obligations of the Rights Agent under this Agreement. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment.

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Without limiting the foregoing, at any time prior to such time as any Person becomes an Acquiring Person, the Company and the Rights Agent may amend this Agreement to lower the thresholds set forth in Sections 1.1 and 3.1 to not less than the greater of (i) any percentage greater than the largest percentage of the outstanding Common Shares then known by the Company to be beneficially owned by any Person (other than an Exempt Person) and (ii) 10%.

On a date no later than November 30, 2009 and at least once prior to each successive three year anniversary thereof, a committee composed of non-management members of the Board of Directors of the Company selected by the members of the Board of Directors who have been determined by the Board to be "independent directors" in accordance with New York Stock Exchange listing standards shall meet to review the terms and conditions of this Agreement, including whether the termination or modification of this Agreement is in the best interest of the Company and its stockholders, and to make a recommendation based on such review to the full Board of Directors of the Company. Such committee, when reviewing the terms and conditions of this Agreement, shall have the power and authority (x) to set its own agenda and to retain at the expense of the Company its choice of legal counsel, investment bankers and other advisors, and (y) to review all information of the Company and to consider all factors it deems relevant to any such review.

Section 27. Exchange.

27.1. Exchange of Common Shares for Rights. The Board of Directors of the Company may, at its option, at any time after the occurrence of a Trigger Event, exchange Common Shares for all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 11.1.2) by exchanging at an exchange ratio of that number of Common Shares having an aggregate value equal to the Spread (with such value being based on the current per share market price (as determined pursuant to Section 11.4) on the date of the occurrence of a Trigger Event) per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such amount per Right being hereinafter referred to as the “Exchange Consideration”). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Acquiring Person shall have become the Beneficial Owner of 50% or more of the Common Shares then outstanding. From and after the occurrence of an event specified in Section 13.1, any Rights that theretofore have not been exchanged pursuant to this Section 27.1 shall thereafter be exercisable only in accordance with Section 13 and may not be exchanged pursuant to this Section 27.1. The exchange of the Rights by the Board of Directors may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish.

27.2. Exchange Procedures. Immediately upon the action of the Board of Directors of the Company ordering the exchange for any Rights pursuant to Section 27.1 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive the Exchange Consideration. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange shall state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the

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number of Rights (other than the Rights that have become void pursuant to the provisions of Section 11.1.2) held by each holder of Rights.

27.3. Insufficient Shares. The Company may at its option substitute, and, in the event that there shall not be sufficient Common Shares issued but not outstanding or authorized but unissued to permit an exchange of Rights for Common Shares as contemplated in accordance with this Section 27, the Company shall substitute to the extent of such insufficiency, for each Common Share that would otherwise be issuable upon exchange of a Right, a number of Preferred Shares or fraction thereof (or equivalent preferred stock, as such term is defined in Section 11.2) such that the current per share market price (determined pursuant to Section 11.4) of one Preferred Share (or equivalent preferred share) multiplied by such number or fraction is equal to the current per share market price of one Common Share (determined pursuant to Section 11.4) as of the date of such exchange.

27.4. Trust Agreement.  Prior to effecting an exchange pursuant to this Section 27, the Board of Directors may direct the Company to enter into a Trust Agreement (the “Trust Agreement”) in substantially the form attached hereto as Exhibit D. If the Board of Directors so directs the Company to enter into the Trust Agreement, at the Effective Time (as defined in the Trust Agreement), the Company shall issue to the trust created by the Trust Agreement (the “Trust”) all of the Common Shares and Preferred Shares, if any, distributable pursuant to the exchange (which, for the avoidance of doubt, shall not include any shares or other securities distributed pursuant to the Initial Distribution (as defined in the Trust Agreement)), along with any dividends or distributions made on such shares or other securities after the Effective Time (as defined in the Trust Agreement), and all stockholders entitled to distribution of such shares or other securities (and any dividends or distributions made thereon after the Effective Time (as defined in the Trust Agreement)) shall be entitled to receive distribution of such shares or other securities (and any dividends or distributions made thereon after the Effective Time (as defined in the Trust Agreement)) from the Trust solely upon compliance with all relevant terms and provisions of the Trust Agreement.

Section 28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 29. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person or corporation other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares).

Section 30. Determination and Actions by the Board of Directors. The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise the rights and powers specifically granted to the Board of Directors of the Company or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including, without limitation, a determination to redeem or not redeem the Rights or amend this Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) that are done or made by the Board of Directors of the Company in good

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faith shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights, as such, and all other parties, and (y) not subject the Board of Directors to any liability to the holders of the Rights.

Section 31. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 32. Governing Law. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

Section 33. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.  A signature to this Agreement transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

Section 34. Descriptive Heading. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

Section 35.  Force Majeure.  Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

COMPASS MINERALS INTERNATIONAL, INC.

By	/s/ Rodney L. Underdown
Name: Rodney L. Underdown
Title: Vice President and CFO

COMPUTERSHARE TRUST COMPANY, N.A.

By	/s/ Dennis V. Moccia
Name: Dennis V. Moccia
Title: Manager, Contract Adminstration

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EXHIBIT A

FORM OF

CERTIFICATE OF DESIGNATIONS

of

SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

of

COMPASS MINERALS INTERNATIONAL, INC.

(Pursuant to Section 151 of the
Delaware General Corporation Law)

Compass Minerals International, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the “Corporation”), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law at a meeting duly called and held on December     , 2003.

RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the “Board of Directors” or the “Board”) in accordance with the provisions of the Certificate of Incorporation of this Corporation, the Board of Directors hereby creates a series of Preferred Stock, par value $.01 per share (the “Preferred Stock”), of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, powers and preferences, and qualifications, limitations and restrictions thereof as follows:

Section 1. Designation and Amount. The shares of such series shall be designated as “Series A Junior Participating Preferred Stock” (the “Series A Preferred Stock”) and the number of shares constituting the Series A Preferred Stock shall be 200,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

Section 2. Dividends and Distributions.

(A) Subject to the prior and superior rights of the holders of any shares of any class or series of stock of this Corporation ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $.01 per share (the “Common Stock”), of the Corporation, and of any other stock ranking junior to the Series A Preferred Stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section 2 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than sixty (60) days prior to the date fixed for the payment thereof.

Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

(A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(C) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4. Certain Restrictions.

(A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

(ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (both as to dividends and upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

(iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

Section 6. Liquidation, Dissolution or Winding Up. (A) Upon any liquidation, dissolution or winding up of the Corporation, voluntary or otherwise no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received an amount per share (the “Series A Liquidation Preference”) equal to $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of shares  of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event.

(B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other classes and series of stock of the Corporation, if any, that rank on a parity with the Series A Preferred Stock in respect thereof, then the assets available for such distribution shall be distributed ratably to the holders of the Series A Preferred Stock and the holders of such parity shares in proportion to their respective liquidation preferences.

(C) Neither the merger or consolidation of the Corporation into or with another corporation nor the merger or consolidation of any other corporation into or with the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 6.

Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8. No Redemption. The shares of Series A Preferred Stock shall not be redeemable by the Company.

Section 9. Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, junior to all series of any other class of the Corporation’s Preferred Stock, except to the extent that any such other series specifically provides that it shall rank on a parity with or junior to the Series A Preferred Stock.

Section 10. Amendment. At any time any shares of Series A Preferred Stock are outstanding, the Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting separately as a single class.

Section 11. Fractional Shares. Series A Preferred Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation by its Chairman of the Board this day      of December, 2003.

Chairman of the Board

EXHIBIT B

[Form of Right Certificate]

Certificate No. R-
                    Rights

NOT EXERCISABLE AFTER DECEMBER , 2013 OR EARLIER IF NOTICE OF REDEMPTION OR EXCHANGE IS GIVEN OR IF THE COMPANY IS MERGED OR ACQUIRED PURSUANT TO AN AGREEMENT OF THE TYPE DESCRIBED IN SECTION 1.3(ii)(A)(z) OF THE AGREEMENT. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $.01 PER RIGHT, AND TO EXCHANGE ON THE TERMS SET FORTH IN THE AGREEMENT. UNDER CERTAIN CIRCUMSTANCES (SPECIFIED IN SECTION 11.1.2 OF THE AGREEMENT), RIGHTS BENEFICIALLY OWNED BY OR TRANSFERRED TO AN ACQUIRING PERSON (AS DEFINED IN THE AGREEMENT), OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS WILL BECOME NULL AND VOID AND WILL NO LONGER BE TRANSFERABLE.

Right Certificate

COMPASS MINERALS INTERNATIONAL, INC.

This certifies that             , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of December , 2003, as the same may be amended from time to time (the “Agreement”), between Compass Minerals International, Inc., a Delaware corporation (the “Company”), and Computershare Trust Company, N.A., a New York corporation, as Rights Agent (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date and prior to 5:00 P.M. (New York City time) on December , 2013, at the offices of the Rights Agent, or its successors as Rights Agent, designated for such purpose, one one-thousandth of a fully paid, nonassessable share of Series A Junior Participating Preferred Stock, par value $.01 per share (the “Preferred Shares”) of the Company, at a purchase price of $  per one one-thousandth of a Preferred Share, subject to adjustment (the “Purchase Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase and certification duly executed. The number of Rights evidenced by this Right Certificate (and the number of one one-thousandths of a Preferred Share which may be purchased upon exercise thereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of December , 2003 based on the Preferred Shares as constituted at such date. Capitalized terms used in this Right Certificate without definition shall have the meanings ascribed to them in the Agreement. As provided in the Agreement, the Purchase Price and the number of Preferred Shares which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

This Right Certificate is subject to all of the terms, provisions and conditions of the Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Agreement are on file at the principal offices of the Company and the Rights Agent.

This Right Certificate, with or without other Right Certificates, upon surrender at the offices of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one one-thousandths of a Preferred Share as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Agreement, the Board of Directors may, at its option, (i) redeem the Rights evidenced by this Right Certificate at a redemption price of $.01 per Right or (ii) exchange Common Shares for the Rights evidenced by this Certificate, in whole or in part.

No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions of Preferred Shares which are integral multiples of one one-thousandth of a Preferred Share, which may, at the election of the Company, be evidenced by depository receipts), but in lieu thereof a cash payment will be made, as provided in the Agreement.

No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Agreement.

If any term, provision, covenant or restriction of the Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of the Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

This Right Certificate shall not be valid or binding for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of                                                  .

Attest:		COMPASS MINERALS INTERNATIONAL, INC.

By:		By:
	Title:		Title:

Countersigned:
COMPUTERSHARE TRUST COMPANY, N.A., as Rights Agent

By:
Authorized Signature

[Form of Reverse Side of Right Certificate]

FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder
desires to transfer the Right Certificate.)

FOR VALUE RECEIVED
hereby sells, assigns and transfers unto

(Please print name and address
of transferee)

Rights evidenced by this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                   Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated:

Signature

Signature Guaranteed:

Signatures must be guaranteed by an “eligible guarantor institution” as defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended.

The undersigned hereby certifies that:

(1) the Rights evidenced by this Right Certificate are not beneficially owned by and are not being assigned to an Acquiring Person or an Affiliate or an Associate thereof; and

(2) after due inquiry and to the best knowledge of the undersigned, the undersigned did not acquire the Rights evidenced by this Right Certificate from any person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate thereof.

Dated:

Signature

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to
exercise the Right Certificate.)

To: Compass Minerals International, Inc.

The undersigned hereby irrevocably elects to exercise                        Rights represented by this Right Certificate to purchase the Preferred Shares issuable upon the exercise of such Rights (or such other securities or property of the Company or of any other Person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of:

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number

 (Please print name and address)

Dated:

Signature

Signature Guaranteed:

Signatures must be guaranteed by an “eligible guarantor institution” as defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended.

The undersigned hereby certifies that:

(1) the Rights evidenced by this Right Certificate are not beneficially owned by and are not being assigned to an Acquiring Person or an Affiliate or an Associate thereof; and

(2) after due inquiry and to the best knowledge of the undersigned, the undersigned did not acquire the Rights evidenced by this Right Certificate from any person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate thereof.

Dated:

Signature

NOTICE

The signature in the foregoing Form of Assignment and Form of Election to Purchase must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the certification set forth above in the Form of Assignment or Form of Election to Purchase is not completed, the Company will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate hereof and such Assignment or Election to Purchase will not be honored.

EXHIBIT C

As described in the Rights Agreement, Rights which are
held by or have been held by an Acquiring Person or Associates or Affiliates thereof (as defined in the Rights Agreement) and certain transferees thereof shall become null and void and will no longer be transferable.

SUMMARY OF RIGHTS TO PURCHASE
PREFERRED SHARES

On December 11, 2003 the Board of Directors of Compass Minerals International, Inc. (the “Company” or “Compass”) declared a dividend of one preferred share purchase right (a “Right”) for each share of common stock, $.01 par value (the “Common Shares”), of the Company outstanding at the close of business on December 11, 2003 (the “Record Date”). As long as the Rights are attached to the Common Shares, the Company will issue one Right (subject to adjustment) with each new Common Share so that all such shares will have attached Rights. When exercisable, each Right will entitle the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock (the “Preferred Shares”) at a price of $300 per one one-thousandth of a Preferred Share, subject to adjustment (the “Purchase Price”). The description and terms of the Rights are set forth in a Rights Agreement, dated as of December 11, 2003, as the same may be amended from time to time (the “Agreement”), between the Company and Computershare Trust Company, N.A., as Rights Agent (the “Rights Agent”).

Until the earlier to occur of (i) ten (10) days following a public announcement that a person or group of affiliated or associated persons (other than an Exempt Person) has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the Common Shares (an “Acquiring Person”) or (ii) ten (10) business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement or announcement of an intention to make a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the Common Shares (the earlier of (i) and (ii) being called the “Distribution Date”), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate together with a copy of this Summary of Rights.

The Agreement provides that until the Distribution Date (or earlier redemption exchange, termination, or expiration of the Rights), the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the close of business on the Record Date upon transfer or new issuance of the Common Shares will contain a notation incorporating the Agreement by reference. Until the Distribution Date (or earlier redemption, exchange, termination or expiration of the Rights), the surrender for transfer of any certificates for Common Shares, with or without such notation or a copy of this Summary of Rights, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date. The Rights will expire on December December 11, 2013, subject to the Company’s right to extend such date (the “Final Expiration Date”), unless earlier redeemed or exchanged by the Company or terminated.

Each Preferred Share purchasable upon exercise of the Rights will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of $1.00 per share but will be entitled to an aggregate dividend of 1000 times the dividend, if any, declared per Common Share. In the event of liquidation, dissolution or winding up of the Company, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $1,000 per share (plus any accrued but unpaid dividends) but will be entitled to an aggregate payment of 1,000 times the payment made per Common Share. Each Preferred Share will have 1,000 votes and will vote together with the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 1,000 times the amount received per Common Share. Preferred Shares will not be redeemable. These rights are protected by customary antidilution provisions. Because of the nature of the Preferred Share’s dividend, liquidation and voting rights, the value of one one-thousandth of a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.

The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares or convertible securities at less than the current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness, cash, securities or assets (excluding regular periodic cash dividends at a rate not in excess of 125% of the rate of the last regular periodic cash dividend theretofore paid or, in case regular periodic cash dividends have not theretofore been paid, at a rate not in excess of 50% of the average net income per share of the Company for the four quarters ended immediately prior to the payment of such dividend, or dividends payable in Preferred Shares (which dividends will be subject to the adjustment described in clause (i) above)) or of subscription rights or warrants (other than those referred to above).

In the event that a Person becomes an Acquiring Person or if the Company were the surviving corporation in a merger with an Acquiring Person or any affiliate or associate of an Acquiring Person and the Common Shares were not changed or exchanged, each holder of a Right, other than Rights that are or were acquired or beneficially owned by the Acquiring Person (which Rights will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the then current Purchase Price of the Right. In the event that, after a person has become an Acquiring Person, the Company were acquired in a merger or other business combination transaction or more than 50% of its assets or earning power were sold, proper provision shall be made so that each holder of a Right shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price of the Right, that number of shares of common stock of the acquiring Company which at the time of such transaction would have a market value of two times the then current Purchase Price of the Right.

At any time after a Person becomes an Acquiring Person and prior to the earlier of one of the events described in the last sentence of the previous paragraph or the acquisition by such Acquiring Person of 50% or more of the outstanding Common Shares, the Board of Directors may cause the Company to exchange the Rights (other than Rights owned by an Acquiring Person which will have become void), in whole or in part, for Common Shares at an exchange rate of one Common Share per Right (subject to adjustment).

No adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares or Common Shares will be issued (other than fractions of Preferred Shares which are integral multiples of one one-thousandth of a Preferred Share, which may, at the election of the Company, be evidenced by depository receipts), and in lieu thereof, a payment in cash will be made based on the market price of the Preferred Shares or Common Shares on the last trading date prior to the date of exercise.

The Rights may be redeemed in whole, but not in part, at a price of $.01 per Right (the “Redemption Price”) by the Board of Directors at any time prior to the time that an Acquiring Person has become such. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company beyond those as an existing stockholder, including, without limitation, the right to vote or to receive dividends.

Any of the provisions of the Agreement may be amended by the Board of Directors of the Company for so long as the Rights are then redeemable, and after the Rights are no longer redeemable, the Company may amend or supplement the Agreement in any manner that does not adversely affect the interests of the holders of the Rights (other than an Acquiring Person or an affiliate or associate of an Acquiring Person or any other Person (or any affiliate or associate of such other Person) with whom such Acquiring Person is acting in concert). The Company may at any time prior to such time as any person becomes an Acquiring Person amend the Agreement to lower the thresholds described above to no less than the greater of (i) any percentage greater than the largest percentage of the outstanding Common Shares then known by the Company to be beneficially owned by any person or group of affiliated or associated persons (other than an Exempt Person) and (ii) 10%.

A copy of the Agreement has been filed with the Securities and Exchange Commission and a copy of the Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is incorporated herein by reference.

EXHIBIT D

TRUST AGREEMENT

TRUST AGREEMENT dated as of ________ __, 201_ (this “Trust Agreement” or this “Agreement”) between Compass Minerals International, Inc., a Delaware corporation, as depositor (the “Depositor”), and _____________________, as trustee (the “Trustee”).

ARTICLE I

ORGANIZATION

Section 1.1        Creation of Trust.  The Depositor and the Trustee hereby create a trust (the “Trust”) on the terms and conditions set forth herein for the benefit of the Depositor.  The Trust shall be known as “CMI. Rights Exchange Trust,” in which name the Trustee may conduct the business of the Trust, make and execute contracts, and sue and be sued.  It is the intention of the parties hereto that the Trust created hereby constitute a statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. § 3801 et seq. (the “Delaware Statutory Trust Act”) and that this Agreement constitute the governing instrument of the Trust.  The Trustee is hereby authorized and directed to execute and file a certificate of trust with the Secretary of State of the State of Delaware in the form attached hereto as Exhibit A.

Section 1.2        Situs of Trust.  The Trust will be located and administered in the State of Delaware.  The only office of the Trust will be at the Corporate Trust Office of the Trustee within the State of Delaware.

Section 1.3        Appointment of Trustee.  The Depositor hereby appoints the Trustee as trustee of the Trust, effective immediately following the distribution of shares of Common Stock issued pursuant to the Exchange to Persons which have provided verification that such Person is not an Acquiring Person or any Associate or Affiliate thereof (the “Initial Distribution”) (the “Effective Time”), to have all the rights, powers and duties set forth herein.  The Trustee hereby accepts such appointment and declares that it will hold the Trust Estate (as defined herein) upon the trusts set forth herein and for the use and benefit of the Beneficiaries (as defined herein).

Section 1.4        Purposes and Powers of the Trust.  The purposes of the Trust are, and the Trust shall have the power and authority, to engage in the following activities:

(a)           to accept and hold the Trust Estate;

(b)           to distribute the Trust Estate to the Beneficiaries pursuant to the terms hereof; and

to engage in those activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

Section 1.5        Transfer to Trust.  At the Effective Time, the Depositor shall transfer and deposit into the Trust, for the purposes set forth herein, that number of shares of Common Stock equal to (a) the total number of shares of Common Stock issued pursuant to the Exchange less (b) that number of shares of Common Stock distributed in connection with the Initial Distribution.  Such deposit, together with any dividends or distributions thereon made after the Effective Time and all other assets or rights held from time to time by the Trust, shall constitute the “Trust Estate.” In connection with such initial deposit, at the Effective Time, the Depositor shall deliver, or cause to be delivered, to the Trustee written confirmation of the number of shares of Common Stock that have been issued in the name of the Trust.  In connection with each deposit made after the Effective Time, the Depositor shall deliver, or cause to be delivered, to the Trustee a written notice describing the assets so deposited and the rights of the Beneficiaries with respect thereto.

Section 1.6        Title to Trust Property.  Legal title to the Trust Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Trustee, a co-trustee and/or a separate trustee, as the case may be.

ARTICLE II

BENEFICIARIES

Section 2.1        Beneficiaries.  The Exchange Participants who have not received Exchange Shares pursuant to the Initial Distribution shall automatically, and without any action being required of such Persons, be the beneficial owners (each, a “Beneficiary” and collectively, the “Beneficiaries”) of the Trust, each owning the same number of Beneficial Interest Units as shares of Common Stock distributable to such Beneficiary pursuant to the Exchange (together with any dividends and distributions thereon made after the Effective Time).  For purposes of this Trust Agreement, “Beneficial Interest Units” shall mean equal units of the undivided beneficial interest (as provided in this Trust Agreement) of the Beneficiaries in the Trust Estate.  The Beneficial Interest Units shall be uncertificated.  For the avoidance of doubt, [__________] and any Affiliates or Associates of [__________] shall not be Beneficiaries of the Trust.

Section 2.2        Transfer of Beneficial Interest Units.  Beneficial Interest Units may not be transferred in any manner whatsoever (including, without limitation, by sale, exchange, gift, pledge or creation of a security interest) except (a) by bequest or inheritance in the case of an individual Beneficiary, or (b) by operation of law.

ARTICLE III

DECLARATION OF TRUST

Section 3.1        Declaration of Trust.  The Trustee hereby declares that it will hold the Trust Estate and all other assets and documents delivered to it pursuant to this Trust Agreement, in trust upon and subject to the conditions set forth herein for the use and benefit of the Beneficiaries.  The Trust is being established by the Depositor for the protection and conservation of the Trust Estate.

ARTICLE IV

DISTRIBUTIONS OF TRUST ESTATE

Section 4.1        Distributions.  Each Beneficial Interest Unit shall entitle the holder thereof to distribution of a like number of shares of Common Stock from the Trust upon the terms and conditions provided herein, plus any dividends or distributions on the underlying shares of Common Stock made after the Effective Time.  The Trustee shall distribute shares of Common Stock (plus any dividends or distributions on the underlying shares of Common Stock made after the Effective Time) to a Beneficiary that has complied with Section 4.2 hereof as promptly as practicable following the date on which such

Beneficiary has provided the Trustee with the certification required by Section 4.2 hereof.  Upon receipt of the certification of a Beneficiary required by Section 4.2 hereof, the Trustee shall (i) notify [__________] (or any successor transfer agent) and the Depositor of the name of such Beneficiary and the number of shares of Common Stock requested by such certifying Beneficiary and (ii) submit a transfer instruction, in the form attached hereto as Exhibit B, to [__________] (or any such successor transfer agent), directing the transfer of the requested number of shares of Common Stock held by the Trust to the certifying Beneficiary.

Upon the distribution of shares of Common Stock (plus any dividends or distributions on the underlying shares of Common Stock made after the Effective Time) to a Beneficiary such Beneficiary’s Beneficial Interest Units shall be automatically terminated and such Beneficiary will cease to be a Beneficiary of the Trust thereupon.  In the event that there are insufficient shares of Common Stock or other assets held by the Trust to honor all requests for distribution made in compliance with this Agreement and received by the Trustee, the Trustee shall notify the Depositor of such deficiency, and the Depositor shall use its best efforts to cause to be issued or delivered to the Trust such number of shares and such other assets as shall be necessary to satisfy such deficiency.

Section 4.2        Certification of Beneficiary Status.  As a condition to its receipt of any distribution from the Trust, each Beneficiary that is or was a registered owner of Common Stock on the books and records of the Depositor must provide the Trustee with the certification as to Beneficiary status in the form attached hereto as Exhibit C, and each Beneficiary that holds or held its shares beneficially in “street name” must provide the Trustee with the certification as to Beneficiary status in the form attached hereto as Exhibit D.  The Trustee shall be fully protected in relying upon such certification and shall have no duty or obligation to verify the status of a Beneficiary or the accuracy of such Beneficiary’s claim to its respective portion of the Trust Estate.  Notwithstanding anything to the contrary set forth herein, the Depositor, in its absolute discretion, may exempt any Beneficiary from the requirement to provide any such certification by furnishing to the Trustee written notice specifying the identity of the Beneficiary and the number of Beneficial Interest Units held thereby and representing that the Depositor has declared such Beneficiary to be exempt from such requirement (and the Trustee, in making a distribution to any such Beneficiary, shall be fully protected in relying on the Depositor’s representation that such Beneficiary is exempt from such requirement).  Upon receipt of any such notice, the Trustee shall distribute to the relevant Beneficiary that portion of the Trust Estate represented by such Beneficiary’s Beneficial Interest Units and, upon such distribution, such Beneficiary’s Beneficial Interest Units shall be automatically terminated and such Beneficiary shall cease to be a Beneficiary of the Trust.

Section 4.3        Dividends.

4.3.1.      Cash Dividends.  The Trustee shall receive and hold, subject to the terms of this Agreement, any dividends or distributions declared and paid on the shares included in the Trust Estate (which dividends or distributions shall become part of the Trust Estate) and shall distribute such dividends or distributions to the Beneficiaries in proportion to their respective interests therein in accordance with the terms of this Agreement, such distribution to be equivalent to the dividends or distribution which each respective holder would have otherwise been entitled to receive had such shares not then been included in the Trust Estate at the time of the payment of the dividend or distribution.  Payment of any such dividends or distributions shall be made by check or wire transfer as a one-time disbursement at the time of the distribution to such Beneficiary of its respective portion of the Trust Estate.

4.3.2.     Trust Account; Money Need Not Be Segregated.  (a) If the Trustee shall receive any dividends or distributions on the Trust Estate, the Trustee shall establish and maintain with itself a non-interest bearing trust account (the “Trust Account”), into which it shall deposit, on the same day as received, such dividends or distributions and any future dividends or distributions received by it, for disbursement to the Beneficiaries in accordance with Section 4.3.1 above.  No monies received by the Trustee need be segregated in any manner except to the extent required by law, and the Trustee shall not be liable for any interest thereon.

Section 4.4        Stock Dividends.  The Trustee shall receive and hold, subject to the terms of this Agreement, any securities of the Company issued in respect of the shares included in the Trust Estate by reason of any capital reorganization, stock split, combination, stock dividend or other distribution, including through any exchange of rights (which securities shall become part of the Trust Estate), and shall deliver such securities to the Beneficiaries in proportion to their respective interests therein in accordance with the terms of this Agreement.

Section 4.5        Merger, Consolidation and Dissolution.  In connection with any merger, consolidation or dissolution involving the Company or any shares of Common Stock of the Company or other voting securities held in the Trust immediately prior to the effective time of such merger, consolidation or dissolution, such shares of Common Stock and other voting securities, if any, shall be converted at the effective time of such merger or consolidation into shares of stock or other equity interests of the surviving or resulting entity of such merger or consolidation on the same terms as are provided for all other shares of Common Stock of the Company or voting securities under the agreement of merger or consolidation, as the case may be, or shall be converted at the effective time of such merger or dissolution into the right to receive the consideration payable in connection with such merger or dissolution on the same terms as are provided for all other shares of Common Stock of the Company or voting securities under the agreement of merger or plan of dissolution, as the case may be, and the Trustee shall hold all shares or other equity interests of the surviving or resulting entity into which the shares of Common Stock or other voting securities were directly converted (which shares or other equity interests shall become part of the Trust Estate), or shall take all actions necessary to receive and hold the consideration payable in connection with any merger or dissolution (which consideration shall become part of the Trust Estate), in each case for the benefit of the Beneficiaries, and shall deliver such shares or other equity interests or such consideration, as the case may be, to the Beneficiaries in proportion to their respective interests therein in accordance with the terms of this Agreement.  If the Trustee shall receive cash as consideration in connection with any transaction described in this Section 4.3.4, the Trustee shall establish and maintain with itself a non- interest bearing Trust Account into which it shall deposit, on the same day as received, the amount received by it, for disbursement to the Beneficiaries in accordance with this Agreement.

ARTICLE V

DEPOSITOR’S AGREEMENTS

The Depositor acknowledges and agrees as follows:

Section 5.1        Compensation and Indemnification of the Trustee.  The Depositor hereby agrees to (i) compensate the Trustee in accordance with a separate fee agreement with the Trustee, (ii) reimburse the Trustee for all reasonable expenses (including reasonable fees and expenses of counsel and other experts) and (iii) indemnify, defend and hold harmless the Trustee and any of the officers, directors, employees and agents of the Trustee (the “Indemnified Persons”) from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever (collectively, “Liabilities”), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Persons with respect to the performance of this Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated hereby; provided, however, that the Depositor shall not be required to indemnify any Indemnified Person for any Liabilities which are a result of the willful misconduct of such Indemnified Person or the bad faith violation by such Indemnified Person of the implied contractual covenant of good faith and fair dealing.  To the fullest extent permitted by law, Liabilities to be incurred by an Indemnified Person shall, from time to time, be advanced by, or on behalf of, the Depositor prior to the final disposition of any matter upon receipt by the Depositor of an undertaking by, or on behalf of, such Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified under this Trust Agreement.  This Section shall survive the termination of the Trust and the Trust Agreement.

ARTICLE VI

CONCERNING THE TRUSTEE

Section 6.1        Authority of Trustee; Voting.

6.1.1.  General Authority.  The Trustee is hereby authorized to take all actions required of it pursuant to this Trust Agreement, including, without limitation, executing and delivering, on behalf of the Trust, each certificate or other document attached to this Trust Agreement as an exhibit and any other amendment or other agreement or instrument described herein, all as approved by the Depositor, as evidenced conclusively by the Trustee’s execution thereof.  In addition to the foregoing, the Trustee is authorized, but shall not be obligated, to take such actions as the Depositor may from time to time direct in writing.

Section 6.2        Voting.  The Trustee shall hold any and all shares of Common Stock and any other voting securities of the Depositor (the “voting securities”) included in the Trust Estate under the terms and conditions of this Agreement.  The Trustee shall, on behalf of the Trust, have full power and authority, and is hereby fully and exclusively empowered, authorized and obligated: (i) to vote in person or by proxy all such voting securities at all meetings of the stockholders of the Depositor, or (ii) to give written consents in lieu of voting such shares at a meeting of the stockholders of the Depositor, in either case in respect of any and all matters on which such shares are entitled to vote under the certificate of incorporation of the Company or applicable law, including, but not limited to, the election of directors, any merger or consolidation, the sale of all or substantially all of the Depositor’s assets, a dissolution of the Depositor and any amendments to the Depositor’s certificate of incorporation.  The Trustee shall have no authority or obligation to exercise discretion in respect of the vote to be cast, but instead shall vote (in person or by proxy or by written consent) such voting securities on any matter on which such shares are so entitled to vote in the same proportion as all voting securities of the Depositor (other than the voting securities included in the Trust Estate) are voted on such matter.  The Trustee’s power and obligation to vote such voting securities held under this Agreement and to give written consents in respect thereof pursuant to this Agreement shall be irrevocable for the term of this Agreement.  The Trustee (i) shall have the right to waive notice of any meeting of stockholders of the Depositor in respect of such shares and (ii) may exercise any power or perform any act hereunder by an agent or attorney duly authorized and appointed by him.  In furtherance of the foregoing, the Trustee shall execute and deliver an irrevocable proxy in the form attached hereto as Exhibit E, granting the proxy or proxies named therein to cause the voting securities of the Trust to be voted in accordance with this Section 6.1.2.

Section 6.3        Not Acting in Individual Capacity.  Except as expressly provided herein, in accepting the trusts hereby created, the Trustee acts solely as trustee hereunder and not in its individual capacity; and all Persons, having any claim against the Trustee by reason of the transactions contemplated hereunder shall have recourse solely to the Trust Estate (or a part thereof, as the case may be) for payment or satisfaction thereof.  The Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Trust Agreement and no implied covenants or obligations shall be read into this Trust Agreement against the Trustee.

Section 6.4        Interpretation of Trust Agreement.  In the event that the Trustee is uncertain as to the application of any provision of this Trust Agreement or any other agreement relating to the transactions contemplated hereby, or such provision is ambiguous as to its application or is, or appears to be, in conflict with any other applicable provision hereof, or in the event that this Trust Agreement permits any determination by the Trustee or is silent or incomplete as to the course of action which the Trustee is required to take with respect to a particular set of facts, the Trustee may seek instructions from the Depositor and shall not be liable to any Person to the extent that it acts in good faith in accordance with the instructions of the Depositor; provided, that if the Trustee shall not have received written instructions from the Depositor pursuant to its request within 10 days after the date of such request (or within such shorter period as may be requested and required under the circumstances), until instructed otherwise by the Depositor, the Trustee may, but shall be under no duty to, take or refrain from taking such action as it shall deem advisable in the best interests of the Depositor and/or the Trustee.

Section 6.5        Standard of Care.  The Trustee accepts the trusts hereby created and agrees to perform the same but only upon the terms of this Trust Agreement.  To the fullest extent permitted by law, including Section 3806 of the Delaware Statutory Trust Act, the Trustee shall only have the express duties (including fiduciary duties) provided herein and to the extent the express provisions of this Trust Agreement restrict or eliminate such duties (including fiduciary duties) the terms of this Trust Agreement shall prevail.  The Trustee shall have no liability to the Depositor or the Beneficiaries under any circumstances except that the Trustee shall be liable (i) for its own willful misconduct or bad faith violation of the implied contractual covenant of good faith and fair dealing, (ii) for liabilities that may result from any representation or warranty of the Trustee hereunder being untrue or inaccurate and (iii) for any taxes based on or measured by any fees, commissions or compensation received by the Trustee for acting as trustee or for services rendered in connection with the transactions contemplated hereby.  In particular, but not by way of limitation:

(i)            The Trustee shall not be personally liable for any error of judgment made in good faith;

(ii)           The Trustee shall not be required to take any action that is inconsistent with the purposes of the Trust set forth in Section 1.4;

(iii)          No provision of this Trust Agreement shall require the Trustee to expend or risk its personal funds, or otherwise incur any financial liability in the performance of its rights or powers hereunder, if the Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(iv)          Under no circumstances shall the Trustee be personally liable for any indebtedness or obligation of the Trust;

(v)           The Trustee shall not be liable for the default or misconduct of the Depositor, Wells Fargo (or any successor transfer agent or exchange agent), the Depository Trust Company, any Beneficiary or any other Person and shall not be liable for any act or omission taken at the direction of the Depositor;

(vi)          The Trustee shall incur no liability if, by reason of any provision of any present or future law or regulation thereunder, or by any force majeure event, including but not limited to natural disaster, war or other circumstances beyond its control, the Trustee shall be prevented or forbidden from doing or performing any act or thing which the Terms of this Trust Agreement provide shall or may be done or performed;

(vii)         In no event whatsoever shall the Trustee be liable for any representation, warranty, covenant, agreement, indebtedness or other obligation of the Trust;

(viii)        The Trustee shall not be liable for any action it takes or omits to take in good faith reliance on the certification of a Beneficiary, or the written instruction of the Depositor; and

(ix)           Every provision of this Trust Agreement relating to the Trustee shall be subject to the provisions of this Section 6.4.

Section 6.6        Reliance on Writings, Use of Agents, Etc.  The Trustee shall not incur any liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, telegram, order, certificate, report, opinion, bond or other document or paper (including deliveries contemplated by Section 4.2 hereof) reasonably believed by it to be genuine and reasonably believed by it to be signed or sent by the proper party or parties.  Unless other evidence in respect thereof is specifically prescribed herein, any request, direction, order or demand of the Depositor or a Beneficiary mentioned herein, shall be sufficiently evidenced by written instruments signed by the Depositor or a Beneficiary.  The Trustee may accept a copy of a resolution of the Board of Directors of the Depositor, certified by the Secretary or an Assistant Secretary of the Depositor as duly adopted and in full force and effect, as conclusive evidence that such resolution has been duly adopted by such Person and that the same is in full force and effect.  As to any fact or matter the manner of ascertainment of which is not specifically described herein, the Trustee may for all purposes hereof rely on a certificate, signed by the Depositor or a Beneficiary, as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.  In the performance of its duties hereunder, the Trustee may execute any of the trusts or powers hereof and perform its powers and duties hereunder directly or, at the expense of the Depositor, through agents or attorneys and may, at the reasonable expense of the Depositor, consult with counsel, accountants and other skilled Persons to be selected and employed by it or them, and the Trustee shall not be liable for anything done, suffered or omitted by it, in good faith and in accordance with the advice or opinion of any such counsel, accountants or other skilled Persons appointed with due care and the Trustee shall not be liable for the negligence of any such agent, attorney, counsel, accountant or other skilled Person appointed by it or them, as applicable, with due care hereunder.  Notwithstanding any other provision contained herein, the Trustee shall not be required to confirm or verify that a person purporting to be a Beneficiary is in fact a Beneficiary and shall not be required confirm or verify that such person is entitled to the shares of Common Stock it requests.

Section 6.7        No Action Except Under Specified Documents or Instructions.  The Trustee shall not manage, control, use, operate, lease, sell, dispose of or otherwise deal with the Trust Estate except (i) in accordance with the terms of this Trust Agreement, (ii) in accordance with the powers granted to, or the authority conferred upon, the Trustee pursuant to this Trust Agreement or (iii) in accordance with written instructions from the Depositor pursuant to Section 6.1.1 or 6.3 hereof.  The Trustee shall not be required to take any action under this Trust Agreement unless the Trustee shall have been indemnified by the Depositor, in manner and form satisfactory to the Trustee, against any liability, cost or expense (including counsel fees and disbursements) which may be incurred in connection therewith; and if the Depositor shall have directed the Trustee to take any such action or refrain from taking any action, the

Depositor agrees to furnish such indemnity as shall be required and, in addition, to pay the reasonable compensation of the Trustee for the services performed or to be performed by it pursuant to such direction.  The Trustee shall not be required to take any action under this Trust Agreement if the Trustee shall reasonably determine or shall have been advised by counsel that such action is contrary to the terms of this Agreement or is otherwise contrary to law.  The Trustee shall be under no obligation to institute, conduct or defend any litigation, at the request, order or direction of the Beneficiaries or any other Person, unless such Beneficial Owners have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Trustee (including, without limitation, the reasonable fees and expenses of its counsel) therein or thereby, including such advances as the Trustee shall request.

Section 6.8        Exculpatory Provisions.  Any and all exculpatory provisions, immunities and indemnities in favor of the Trustee under this Trust Agreement shall inure to the benefit of the Trustee in its individual capacity or as a party to any agreement referred to herein or therein.

Section 6.9        Trustee Not Liable for Trust Estate.  The recitals contained herein shall be taken as the statements of the Depositor, and the Trustee assumes no responsibility for the correctness thereof.  The Trustee makes no representations as to the validity or sufficiency of this Trust Agreement or of any related documents.  The Trustee shall at no time have any responsibility or liability for or with respect to the genuineness, sufficiency or validity of the Trust Estate.

Section 6.10      Trustee May Own Beneficial Unit Interests or Common Stock.  The Trustee in its individual or any other capacity may become the owner or pledgee of Beneficial Unit Interests or Common Stock of the Depositor and may deal with the Beneficiaries and the Depositor in banking transactions with the same rights as it would have if it were not the Trustee.

Section 6.11      Certain Rights of the Trustee.  Notwithstanding anything contained herein to the contrary, the Trustee shall not be responsible for ascertaining whether any transfer complies with the registration provisions or exemptions from the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, applicable state securities law, the Employee Retirement Income Security Act, the Investment Company Act of 1940, any other applicable law, or the provisions of this Agreement.  The Trustee shall have no duty or obligation to prepare or file any tax returns or other filings on behalf of the Trust, all of which shall be prepared or filed or be caused to be prepared or filed by the Depositor on behalf of the Trust.  Except as expressly provided herein, the Trustee shall have no duty to (i) see to any recording or filing of any document, see to the payment or discharge of any tax, assessment or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against any part of the Trust, (iii) to confirm or verify any financial statements or to inspect the Depositor’s books and records at any time.

ARTICLE VII

RESIGNATION AND REMOVAL OF TRUSTEE;
APPOINTMENT OF SUCCESSORS; CO-TRUSTEE

Section 7.1        Resignation; Successor Trustee.  The Trustee or any successor thereto may, with respect to the Trust, resign at any time without cause by giving at least 30 days’ prior written notice to the Depositor, such resignation to be effective upon the acceptance of appointment of a successor trustee as hereinafter provided.  In addition, the Depositor may at any time with respect to the Trust Estate remove the Trustee without cause by an instrument in writing, delivered to the Trustee, such removal to be effective upon the acceptance of appointment by the successor trustee as hereinafter provided.  In the case of the resignation or removal of the Trustee, the Depositor shall appoint, subject to Section 7.3 hereof, a successor Trustee or Trustees by an instrument signed by the Depositor.  If the Depositor shall not have appointed a successor Trustee or Trustees within 30 days after such resignation or removal, the Trustee shall continue as Trustee and may apply to any court of competent jurisdiction to appoint a successor Trustee to act until such time, if any, as a successor or successors shall have been appointed by the Depositor as above provided; any successor Trustee so appointed by such court shall immediately and without further act be superseded by any successor Trustee thereafter appointed by the Depositor.

A successor Trustee hereunder shall be deemed a Trustee for all purposes hereof, and each reference herein to the Trustee shall thereafter be deemed to include such successor.

Section 7.2        Acceptance of Appointment.  Any successor Trustee, whether appointed by a court, the Depositor or the Trustee, shall execute and deliver to its predecessor Trustee an instrument reasonably satisfactory to such predecessor Trustee accepting such appointment, and thereupon such successor Trustee, without further act, shall with respect to the Trust become vested with all the estates, properties, rights, powers, duties and trusts of the predecessor Trustee in the trusts hereunder with like effect as if originally named as an Trustee herein; but nevertheless upon the written request of such successor Trustee such predecessor Trustee shall execute and deliver an instrument reasonably satisfactory to such successor Trustee transferring to such successor Trustee, upon the trusts herein expressed, all the estates, properties, rights, powers and trusts of such predecessor Trustee, and such predecessor Trustee shall duly assign, transfer, deliver and pay over to such successor Trustee any property or monies then held by such predecessor Trustee upon the trusts herein expressed.  Any successor Trustee shall execute and file an amendment to the certificate of trust of the Trust with the Delaware Secretary of State changing the name and business address in the State of Delaware of the Trustee.

Section 7.3        Qualification of Successor Trustee.  Any successor to the Trustee, however appointed, shall be a bank or trust company organized under the laws of the United States or any jurisdiction thereof having a combined capital and surplus of at least $50,000,000 and shall satisfy the requirements of Section 3807 of the Delaware Statutory Trust Act, provided, that there exists such an institution willing, able and legally qualified to perform the duties of the Trustee hereunder upon reasonable or customary terms.

Section 7.4        Merger of Trustee.  Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from or surviving any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation to which all or substantially all the corporate trust business of the Trustee may be transferred, shall, subject to the terms of this Article, succeed to the Trustee’s position as Trustee under this Trust Agreement without any further act.

Section 7.5        Status of Successor Trustee.  A successor Trustee shall have the same duties, powers and discretion conferred herein on the Trustee.  A successor Trustee may accept the assets of the Trust Estate delivered to it by its predecessor Trustee as constituting the entire assets of the Trust Estate and shall not be required to take any action to determine what constitutes the Trust Estate or to obtain possession of any assets thereof or to investigate any acts, omissions or misconduct of its predecessor Trustee.

Section 7.6        Co-Trustee.  At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any part of the Trust Estate hereunder may at the time be located, the Trustee shall have power to appoint one or more Persons (who may be officers or affiliates of the Trustee) or institutions to act as co-Trustee, jointly with the Trustee or separately from the Trustee at the direct written instruction of the Depositor, in either case as required by applicable state law, of all or any part of the Trust Estate hereunder, or of any property constituting part thereof, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity as aforesaid, any property, title, right or power deemed necessary or desirable.  All provisions of this Trust Agreement which are for the benefit of the Trustee shall extend to and apply to each co-Trustee appointed pursuant to the foregoing provisions of this Section.

ARTICLE VIII

DISSOLUTION AND TERMINATION OF AND AMENDMENT TO TRUST

Section 8.1        Dissolution of Trust; Termination of Trust Agreement.  The Trust will dissolve upon the earlier of (i) the final disposition by the Trustee of all property constituting part of the Trust Estate or (ii) the time at which all property constituting part of the Trust Estate would otherwise escheat to any applicable governing body under any escheat laws that would otherwise apply to such property.  Promptly upon dissolution of the Trust, and after the payment or the making of reasonable provision for the payment of any claims or obligations of the Trust in accordance with Section 3808 of the Delaware Statutory Trust Act, the Trustee shall file, at the direction and expense of the Depositor, a certificate of cancellation with the Delaware Secretary of State and thereupon this Agreement (except for those provisions that expressly survive) and the Trust shall terminate.

Supplements and Amendments to this Trust Agreement.  (a) At any time and from time to time (i) the Trustee, together with the Depositor, may execute and deliver an amendment or a supplement to this Trust Agreement to the extent, but only to the extent, that it relates to the Trust for the purpose of adding provisions to or changing or eliminating provisions of this Trust Agreement and the Trust as specified in a written request of the Depositor and (ii) upon the written request of the Depositor, the Trustee shall enter into such written amendment of or supplement to any of the other documents referred to herein as the Depositor may agree to (to the extent such agreement is required) and as may be specified in such request, or execute and deliver such written waiver or modification of the terms of any such other document as may be specified in such request.

(b)           Prior to executing any document required to be executed by it pursuant to the terms of Section 8.2(a), the Trustee shall be entitled to receive (i) an opinion of counsel to the effect that the execution of such document is authorized hereunder and (ii) an Officer’s Certificate of the Depositor to the effect that all conditions precedent to the execution of the amendment or supplement have been met.  If, in the reasonable opinion of the Trustee, any such document adversely affects any right, duty, immunity or indemnity in favor of the Trustee hereunder, the Trustee may in its discretion decline to execute such document, unless the Trustee shall have been indemnified therefor by the Depositor in manner and form satisfactory to the Trustee.

Section 8.2        Limitations on Rights of Others.  Nothing in this Trust Agreement, whether express or implied, shall be construed to give to any Person other than the Trustee, the Beneficiaries and the Depositor any legal or equitable right, remedy or claim under or in respect of this Trust Agreement, any covenants, conditions or provisions contained herein or in the Trust Estate, all of which are and shall be construed to be for the sole and exclusive benefit of the Trustee, the Depositor and the Beneficiaries.

ARTICLE IX

MISCELLANEOUS

Section 9.1        Entire Agreement.  This Trust Agreement embodies the entire agreement and understanding between the Depositor and the Trustee relating to the subject matter hereof and of the Trust created pursuant hereto, and upon execution and delivery hereof, this Trust Agreement will supersede any prior agreements and understandings relating to the Trust created hereby.

Section 9.2        Notices.  Except as otherwise set forth herein, all notices, consents and other communications relating to this Trust Agreement shall be given as follows:

if to the Depositor, at <*>

and

if to the Trustee, at  <*>

or such other address, telephone or telecopy number or other destination as the Depositor or the Trustee may from time to time designate by notice given in accordance with the provisions of this Section 9.2.

Section 9.3        Governing Law.  This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws.

Section 9.4        Benefit of Parties, Successors and Assigns.  This instrument shall be binding upon, and shall inure solely to the benefit of, the Beneficiaries and the parties hereto and their respective successors and assigns.

Section 9.5        Survival of Representations and Warranties.  All representations and warranties contained herein shall survive the execution and delivery of this Trust Agreement and the establishment of the Trust.

Section 9.6        Severability of Invalid Provisions.  Any provision of this Trust Agreement which is prohibited or unenforceable in any jurisdiction as to the Trust shall, as to the Trust and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the parties hereto hereby waive with respect to the Trust any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

Section 9.7        Effect of Waiver; Remedies Not Exclusive.  Waiver of the breach of any provision hereunder shall not be deemed a waiver of any prior or subsequent breach of the same or any other provision hereof.  Pursuit of any remedy with respect to the Trust shall not be deemed the waiver of any other remedy hereunder or at law or in equity.

Section 9.8        Representations and Warranties.  The Depositor hereby represents and warrants to the Trustee, as of the date hereof, that:

(a)           Due Organization.  The Depositor is a corporation duly organized and validly existing in good standing under the laws of Delaware, and has the power and authority to enter into and perform its obligations under this Trust Agreement.

(b)           Due Authorization.  The execution, delivery and performance by the Depositor of this Trust Agreement has been duly authorized by all necessary action on the part of the Depositor and does not require the consent or approval of its stockholders or any trustee or holder of any of its indebtedness or other obligations, except such as have been duly obtained, given or accomplished.

(c)           Execution; Enforceability.  This Trust Agreement has been duly executed and delivered by the Depositor and (assuming the due authorization, execution and delivery by the Trustee of this Trust Agreement) this Trust Agreement constitutes the Depositor’s legal, valid and binding obligation, enforceable against it in accordance with the terms hereof, subject to applicable bankruptcy laws and laws affecting the rights of creditors generally.

(d)           No Violation; No Consent.  Neither the Depositor nor the Trust is an “Investment Company” or a company controlled by an “Investment Company” required to register as such under the Investment Company Act of 1940, as amended and that the execution, delivery and performance of this Trust Agreement does not and will not violate or require any consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action under, any agreement, license indenture or instrument to which it is a party or by which it is bound or any provision of any law, rule, regulation, judgment, order, writ, injunction or decree of any court or governmental authority applicable to it or any of its property.

Section 9.9        References to Agreements and Instruments.  Except as otherwise indicated, all the agreements and instruments herein defined shall mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms hereof and thereof.

Section 9.10      Headings.  The division of this Trust Agreement into articles and sections and the insertion of headings are for the convenience of reference only and shall not affect the construction or interpretation of this Trust Agreement.

Section 9.11      Counterpart Execution and Dating.  This Trust Agreement and any amendment or supplement to this Trust Agreement may be executed in any number of counterparts and by the different parties hereto and thereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute but one and the same instrument.  Fully executed sets of counterparts shall be delivered to, and retained by, the parties hereto.

Section 9.12      Limitation on the Depositor’s and the Beneficiaries’ Liability.  The Depositor shall not have any liability for the performance of this Trust Agreement except as expressly set forth herein.  The Beneficiaries shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of the State of Delaware.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have each caused this Trust Agreement to be duly executed by their respective officers thereunto duly authorized as of the date first above set forth.

COMPASS MINERALS INTERNATIONAL, INC.

By:
Name:
Title:

By:
Name:
Title:

Exhibit A to Trust Agreement

CERTIFICATE OF TRUST OF
CMI RIGHTS EXCHANGE TRUST

This Certificate of Trust of CMI Rights Exchange Trust (the “Trust”), is being duly executed and filed by the undersigned, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. Code, § 3801 et seq.) (the “Act”).

Name. The name of the statutory trust formed hereby is CMI Rights Exchange Trust.

Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is [__________].

Effective Date. This Certificate of Trust shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a) of the Act.

[_______________], not in its individual capacity, but solely as Trustee

By:
Name:
Title:

A-1

Exhibit B to Trust Agreement

CERTIFICATION FOR TRANSFER OF RECORD OWNERSHIP OF
SHARES OF COMPASS MINERALS INTERNATIONAL, INC.
COMMON STOCK ISSUED IN EXCHANGE
FOR PREVIOUSLY OUTSTANDING RIGHTS

On [__________], each right previously outstanding under Rights Agreement (the “Rights Agreement”) of Compass Minerals International, Inc. (the “Company”) was exchanged (the “Exchange”) at the close of business on that date for one share of the Company’s Common Stock (the “Common Stock”).  The Exchange does not apply to rights formerly held by any Acquiring Person (defined below) at the time of the Exchange.

On [__________], a committee of the Company’s Board of Directors determined that [__________] and their Affiliates and Associates, as such terms are defined in the Rights Agreement (collectively, the “[__________] Group”), became “Acquiring Persons” as of [__________].  As a result, rights held by members of the [__________] Group became void on that date and members of the [__________] Group are not eligible to participate in the Exchange.  No other person or group has been determined to be an Acquiring Person.  In order to receive shares of Common Stock in the Exchange, an eligible stockholder is required to certify that it is not an Acquiring Person.

Prior to [__________] eligible stockholder certifications were to be provided to the Company’s Exchange Agent, [_________________], for processing.  On [__________],[__________] transferred all shares that were not credited to the accounts of certifying stockholders to [__________].  The Company has appointed [__________] to serve as Trustee under a Trust Agreement dated [__________], to hold these shares on behalf of eligible stockholders who did not received shares of Common Stock in the Exchange pursuant to the initial distribution by [__________] (each, a “Beneficiary” and collectively, the “Beneficiaries”), pending receipt of the required certification.  For the avoidance of doubt, members of the [__________] Group are not Beneficiaries under the Trust Agreement.

To receive shares of Common Stock from the Trustee, an eligible stockholder must certify that it is not an Acquiring Person by completing this certification form in the space provided below.

The Rights Agreement defines an “Affiliate” and “Associate” as having the respective meanings ascribed to them in Rule 12b-2 of the General Rules and Regulations of the Securities Exchange Act of 1934, as in effect on [__________], and to the extent not included within such definitions, any other person whose shares of Common Stock would be deemed constructively owned by such first person, owned by a single “entity” as defined in Section 1 .382-3(a)(1) of applicable income tax regulations under the Internal Revenue Code of 1986, as amended (the “Code”), or otherwise aggregated with shares of Common Stock owned by such first person pursuant to the provisions of the Code, or any successor provision or replacement provisions; provided, however, that a person shall not be deemed to be the Affiliate or Associate of another person solely because either or both persons are or were directors of the Company.

* * To receive a distribution of shares to which your clients may be entitled, please certify the representation set forth below * *

The undersigned hereby represents, warrants and certifies to [__________], as Trustee, that he/she/it (a) was the holder of record of the number of shares specified below as of the Close of Business

B-1

(as defined in the Rights Agreement) on [__________] and is entitled to distribution of such number of shares pursuant to the Exchange, (b) is NOT, and does NOT hold shares on behalf of any beneficial owner that is, and was NOT, and does NOT hold shares on behalf of any beneficial owner that was, immediately prior to the declaration of the Exchange, an Acquiring Person (c) is a Beneficiary under the Trust Agreement and understands and acknowledges that upon distribution of the shares specified below he/she/it shall cease to be a Beneficiary under the Trust Agreement.

Name, address, telephone, and email of Beneficiary	Number of Compass Minerals International, Inc., (NYSE: CMP) shares held by Beneficiary.
[Name]

[Address]

[Telephone]

[Email]

[Address for delivery of Shares if different from above]

[Tax ID Number/SSN]

Form of Shares: (choose one)

[Physical Certificate] or

[Book Entry (Statement)]

Signature

Printed Name

Date:

B-2

Exhibit C to Trust Agreement

CERTIFICATE OF EXCHANGE

To CMI Rights Exchange Trust (the “Trust”):

The undersigned hereby requests distribution of [__________] shares of common stock, par value $.0001 per share (the “Common Stock”), of Compass Minerals International, Inc. (the “Company”), distributable to the undersigned pursuant to the exchange declared on [__________] (the “Exchange”) pursuant to the terms of the Rights Agreement between the Company and Computershare Trust Company, N.A. as successor rights agent (as amended and restated, the “Rights Agreement”).  The undersigned further requests that certificates representing such shares of Common Stock be issued in the name of:

(Please print name and address)

The undersigned hereby certifies as of the date hereof that he/she/it (a) was the holder of record of that number of shares indicated above as of the Close of Business (as defined in the Rights Agreement) on [__________] and is entitled to distribution of such number of shares pursuant to the Exchange, (b) is a “Beneficiary” under the Trust Agreement, dated as of [__________], between the Company and [], as Trustee (the “Trust Agreement”), (c) is not, and immediately prior to the declaration of the Exchange was not, an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement) and (d) shall cease to be a Beneficiary of the Trust upon distribution of the shares identified herein.

Signature

Date:

C-1

Exhibit D to Trust Agreement

CERTIFICATE OF EXCHANGE

To CMI Rights Exchange Trust (the “Trust”):

The undersigned hereby requests distribution of [__________]  shares of common stock, par value $.0001 per share (the “Common Stock”), of Compass Minerals International, Inc. (the “Company”), distributable to the undersigned pursuant to the exchange declared on [__________] (the “Exchange”) pursuant to the terms of the Rights Agreement between the Company and Computershare Trust Company, N.A. as successor rights agent (as amended and restated, the “Rights Agreement”).  The undersigned further requests that certificates representing such shares of Common Stock be issued in the name of:

(Please print name and address)

The undersigned hereby certifies as of the date hereof that he/she/it (a) was the beneficial owner of that number of shares indicated above as of the Close of Business (as defined in the Rights Agreement) on [__________] and is entitled to distribution of such number of shares pursuant to the Exchange, (b) is a “Beneficiary” under the Trust Agreement, dated as of [__________], between the Company and [__________], as Trustee (the “Trust Agreement”), (c) is not, and immediately prior to the declaration of the Exchange was not, an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement) and (d) shall cease to be a Beneficiary of the Trust upon distribution of the shares identified herein.

Signature

Date:

D-1

Exhibit E to Trust Agreement

IRREVOCABLE PROXY

The undersigned, acting solely in its capacity as trustee of the CMI Rights Exchange Trust (the “Trust”), which holds shares of common stock of Compass Minerals International, Inc., a Delaware corporation (the “Company”), as of the date hereof, hereby irrevocably appoints the Secretary of the Company, any other designee of the Company’s Board of Directors, or any other person duly authorized to serve as proxy, as the sole and exclusive attorney-in-fact and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of common stock of the Company that now are or hereafter may be owned of record by the Trust, and any and all other shares or securities of the Company issued or issuable, or exchanged or exchangeable, in respect thereof on or after the date hereof (collectively, the “Shares”) in accordance with the terms of the Trust Agreement, dated as of [__________] (as the same may be amended from time to time, the “Trust Agreement”), between the Company and [__________], a [__________], as trustee.  This proxy is irrevocable and is coupled with an interest.

The attorneys-in-fact and proxies named above, and each of them, are hereby authorized and empowered by the undersigned to act as the undersigned’s attorney-in-fact and irrevocable proxy, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents), subject to and in accordance with the terms of the Trust Agreement.

Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

[__________], as Trustee of the CMI Rights Exchange Trust

Dated: [__________]	By:
Name:
Title:

E-2